Exhibit 99.1

Draft No. 13 – July 18, 2007

AGREEMENT

Made and entered into in Tel-Aviv on July 25, 2007

BETWEEN:	1. U. DORI ENGINEERING WORKS CORP. LTD.
Company Number 52-00396600
2.
(referred to below as the “Landlord”)

of the first part;

AND:	BIGBAND NETWORKS LTD.
Private Regd. Co. No. 512751074
(the “Tenant”)

of the second part;

WHEREAS:	On the land known as parcel 107 in block 6639 (old numbers: 354 in block 6638 and parcel 87 in block 6639) (hereinafter: the “Land”) there is constructed a building designated, inter alia for hi-tech industry known by the name of “Beit Arazim” (and defined in this contract as the “Building”). Land Registry extracts of the Land are attached to this contract as Appendix A;

AND WHEREAS:	The Landlord affirms that it owns the exclusive rights to the Premises as defined below, which are situated inside the Building, as well as to additional areas of the Building;

AND WHEREAS:	The Landlord is interested in leasing to the Tenant and the Tenant is interested in renting from the Landlord the Premises, as a non-protected tenancy, in the manner and on the terms and conditions stipulated below;

WHEREFORE, IT IS HEREBY AGREED, CONDITIONED AND

WARRANTED BETWEEN THE PARTIES AS FOLLOWS:

1.	Preamble, Appendices and Titles

	A.	The preamble to this contract and the appendices thereto constitute an integral part thereof.

	B.	The titles of the clauses in this contract are for the reader’s convenience only, and shall play no part in its interpretation.

2.	Definitions

In this contract the following terms shall receive the definitions alongside them:

“Plan”	Plan describing the Building, which is attached as Appendix B of this contract.

“Upper Area”	4 floors in shell-form of the Building marked in red on the Plan with a gross area of 6,580 sq. m.

“Warehouses”	The warehouses situated on levels -2 and -3 marked in green on the Plan, subject to the provisions of clause 8 below.

“Additional Warehouses”	The warehouses situated on level -1 as detailed in clause 8(C) below.

“Parking Areas”	175 parking spaces at basement levels -2 and -3 marked in yellow on the Plan.

“Premises”	The Upper Area, the Parking Areas and the Warehouses, subject to the provisions of clause 8 below.

“Rental Period”	The period defined in clause 6 below, including the Rental Period as shortened or lengthened in consequence of any provision of this contract and/or the provisions of any law.

“Rental Period Commencement Date”	February 1, 2008

“Units”	The entirety of the areas which are designated and/or shall be designated for rental and/or for sale in the Building, all as determined by the Landlord from time to time.

“Shared Areas”	All areas of the Building which are not used and/or are not designated for rental or for sale and/or which shall not be used and/or designated by the Landlord and the additional owners according to his absolute discretion for rental or sale in the future, including the garden of the Building, exterior walls, stairwells, elevators, machinery and general services rooms, shared toilets if any, piping shafts, electrical room, alleys, corridors, entrance lobby.

3.	Essence of Transaction

	A.	The Landlord hereby lets to the Tenant and the Tenant hereby leases from the Landlord the Premises for the consideration and on the terms and conditions stipulated in this contract below.

	B.	The Tenant affirms that it has examined the relevant Town Planning Scheme and the building permit given in respect to the Building, that it has found these compatible for its needs, and that it will use the Premises, both now and in the future, subject to the conditions of the said Town Planning Scheme and building permit.

	C.	The Landlord hereby affirms that:

		1)	The Premises are clear and free of any person and object and of any debt, lien, mortgage of any sort, right to a charge, tenancy, lease, right of access and any other right of any third party, save for any mortgage or charge which does not create an impediment to its entering into this contract.

		2)	The Landlord is not aware of any impediment, whether by virtue of any law, agreement, the planning status of the Premises, including by virtue of conditions of the Town Planning Scheme, the lease agreement, the building permits etc. or any other impediment, to entering into this contract and to leasing the Premises to the Tenant and the parties confirm that they are not aware of any impediment to the use of the Premises for the object stipulated in this contract throughout the entire Rental Period.

		3)	The Premises were constructed in accordance with the building permits and the Town Planning Schemes that apply to the Premises and by the date of signing this agreement the competent authorities have not issued a certificate of suitability for residence in respect to the Building.

		4)	The Landlord hereby affirms that it is not aware of any defect in the Premises.

4.	Compatibility of the Premises for the Tenant’s Needs

	A.	The Tenant confirms that it has examined the Land, the Building, the Premises and the surroundings thereto, and performed all of the physical, legal and planning checks, and subject to the fulfillment of the Landlord’s undertakings, has found the Premises to be fit and suitable for its needs and the object of the lease according to this contract, for all intents and purposes, and it waives any claim of inferior quality and/or incompatibility and/or any other claim, and it agrees to rent out the Premises on an ‘as is’ basis.

	B.	1.	The Landlord undertakes to complete the construction of the Building according to the specification attached to this contract as Appendix B, including, but not limited to, the parking basements, the Parking Areas, the Warehouses, the commercial areas, all of the Shared Areas – including the installation of the generators etc. and including the obtainment of certificates of suitability for residence of the Building by the competent authorities (hereinafter: the “Landlord’s Works”), by no later than January 1, 2008.

Without derogating from the foregoing, the Landlord undertakes to complete the Landlord’s Works in accordance with the following time frame:

			A.	By no later than September 15, 2007 – completion of all the windows and screen walls (including aluminum and glass) and vertical piping shafts.

			B.	By no later than November 1, 2007 – completion of the electro-mechanical systems, preparation of the systems for operation, including connection of the Building to the electricity grid and completion of the main air-conditioning systems, including chillers.

	C.	By no later than January 1, 2008 – completion of the development of the Parking Lots, the lobby, all of the public areas and the systems therein, and the obtainment of “Form 4” in a manner which renders the Building suitable for residence.

2.	Subject to sub-clauses (3), (5) and (6) below, if the Landlord has not completed the construction of the Building pursuant to the technical specification or has not furnished a certificate of suitability for residence in connection with the Building as aforesaid by January 1, 2008, in a manner which prevents the Tenant from using the Premises, then the Landlord shall pay the Tenant, for and on account of each day of delay in “completing the Building,” compensation in an amount equivalent to Rental Fees for the full and final month of the Rental Period, divided by the number 15 (fifteen) with the addition of VAT according to law.

3.	Notwithstanding that stated in sub-clause (2) above, if in consequence of force majeure, including acts of war and/or national strikes and/or national lockouts in the building industry, disruptions shall occur in the Finishing Works which do not enable the completion of the Finishing Works by the date prescribed for the commencement of the lease, then the date of finishing the Landlord’s work and the Rental Commencement Date shall be postponed for such period of time as is reasonably required as a result of the disturbance or the delay as aforesaid.

4.	Without derogating from the foregoing, it is agreed that if the Landlord does not complete the Landlord’s Works as stated above by January 1, 2008 otherwise than in the circumstances stipulated in sub-clause (7) below, then the commencement date for payment of the Rental Fees and the other payments which apply to the Tenant shall be postponed until the date on which the Landlord’s Works as stated above are complete.

		5.	The Tenant is aware that the obtainment of a certificate of suitability for residence for the Building is contingent, inter alia, upon obtainment of a fire certificate in respect to the Tenant’s works and the Tenant therefore undertakes to complete all the works necessary in order to obtain a certificate of suitability and to obtain the fire certificate in respect to the Tenant’s works, by no later than December 7, 2007.

		6.	Without derogating from the foregoing, the Tenant undertakes to furnish the Landlord with that part of the plans of the Finishing Works that is required in order to complete the Landlord’s Works, by no later than August 15, 2007.

		7.	In any event of delay in executing the Landlord’s Works caused as a result of the failure of the Tenant to fulfill the above said provisions of sub-clause (5) and (6), then the following will occur: 1. The date of the completion of the Landlord’s Works shall be postponed for such period of time required as a result of the the delay as aforesaid. 2. The aforesaid shall not affect the Rental Period Commencement Date, including with regard to the Tenant’s obligation to pay rental fees, management fees, municipal property tax etc. commencing from the date prescribed in clause 6(a) below.

	C.	The parties and/or the parties’ representatives shall conduct meetings amongst themselves from time to time on an as need basis, in respect to the progress of the Building’s construction and the anticipated timeframe for the conclusion of the Landlord’s Works on the Building and the Finishing Works of the Tenant.

5.	Adaptation Works to the Premises

	A.	The Premises are rented in shell-form only pursuant to the details of the technical specification which is attached to this contract as Appendix C. The Tenant will attend, at its own liability and at its expense, subject to the provisions of sub-clause (C) below with regard to the payment of the Landlord’s Participation, to perform all of the remaining adaptations and/or the works and/or to bear the expenses which are required, if any, for the purpose of adapting the Premises to its needs (hereinafter: the “Finishing Works”).

All of the Finishing Works will be executed by the Tenant only after and subject to the obtainment of the Landlord’s consent to these works in advance and in writing. Before the execution of the Finishing Works, the Tenant will furnish for the Landlord’s approval all of the plans for executing the Finishing Works as prepared by the architect and the consultants on behalf of the Tenant, at the Tenant’s expense and liability, and the Landlord shall furnish the Tenant with its response within 7 working days of the date on which the plans are furnished to it. A condition of executing the Finishing Works is the approval of such works by the Landlord. The Landlord shall not refuse to give its approval to these plans save on reasonable grounds connected to the construction or the plumbing system of the Building or the building permits or any other reasonable and professional grounds.

For the avoidance of doubt, the obtainment of the Landlord’s approval to the Finishing Works does not impose any liability on the Landlord in connection with any aspect related to these works and/or does not derogate from the Tenant’s liability for the Finishing Works.

B.	For the purpose of performing the Finishing Works, the Tenant will be authorized to enter the Premises in the capacity of a licensee only, and for the object of executing the Finishing Works alone (hereinafter – the “Authorization”) and subject to furnishing the collateral as stipulated in sub-clause 5(c)(7) below and to taking out the insurances as stated in the Insurance Appendix.

The period of the Authorization shall commence on August 15, 2007 and shall end on the Rental Period Commencement Date (hereinafter – the “Authorization Period”).

For the avoidance of doubt, it is hereby clarified that during the Authorization Period, all of the Tenant’s undertakings according to this contract shall apply, without exception, save for the payment of the Rental Fees and/or the management fees and/or any municipal property tax and/or any tax or levy the obligation to pay which takes effect from the Rental Period Commencement Date.

From the Rental Period Commencement Date and onward all of the Tenant’s undertakings according to this contract shall apply, including the payment of the Rental Fees.

C.	1)	The Landlord shall contribute to the cost of executing the Finishing Works a sum of NIS 1,260 for each gross square meter of the Upper Area (subject to an increase or decrease in this amount pursuant to the remaining provisions of this contract) (hereinafter: the “Landlord’s Participation” or “Landlord’s Participation Sum”). The Landlord’s Participation shall be paid in the following manner: in the course of executing the works, out of every bill for payment submitted by a contractor who performs work on the Premises within the framework of the Finishing Works, the Landlord shall pay the amount stipulated in the bill (in the interim monthly bills and in the final bill), directly to that contractor, against presentment of a tax receipt according to law in respect to the payment, up to, but not exceeding, the cumulative total of the Landlord’s Participation Sum. The payments shall be made by the Landlord according to the “current + 45” method, i.e. 45 days after the end of the month in the course of which the Tenant has approved any interim and/or final monthly bill depending on the circumstances.

In this clause, “contractor” means a contractor who performs works on the Premises and/or a supplier who has supplied materials and/or appurtenances which were used in the Finishing Works, but not consultants and/or planners and/or a supervisor.

“Finishing Works” are construction works and/or the installation of systems and/or any other improvement to or direct investment in the structure of the Premises. For the avoidance of doubt, it is hereby clarified that the Landlord’s Participation Sum shall be used solely for the purpose of executing the Finishing Works on the Premises and shall not be used to finance the purchase of equipment and/or items which do not come within the definition of fixtures such as furniture, wall closets and counters.

2)	At the Tenant’s request, the Landlord shall increase the Landlord’s Participation Sum beyond the amount stipulated in sub-clause 5(C)(1) by an amount of up to a further NIS 420 for each gross square meter of the Upper Area, i.e. up to a total amount of up to a further NIS 1,680 for each gross square meter of the Upper Area. If the Landlord’s Participation Sum is increased in the foregoing manner, the Rental Fees shall be correspondingly increased according to the following formula: an addition of NIS 1 plus VAT for each gross square meter per month for every NIS 86 by which the Landlord’s Participation Sum has been increased.

3)	At the Tenant’s request, the Landlord shall increase the Landlord’s Participation Sum beyond the amount stipulated in sub-clause 5(C)(2) above, for the purpose of financing the installation of a generator and additional chillers beyond those detailed in the technical specification, up to the amount required for the purpose of financing the installation of these devices. If the Landlord’s Participation Sum is increased in the foregoing manner, then the Rental Fees shall be correspondingly increased on the basis of the above-mentioned formula: an addition of NIS 1 plus VAT for each gross square meter per month for every NIS 86 by which the Landlord’s Participation Sum has been increased.

4)	It is clarified that if the actual amount of the Landlord’s Participation Sum shall be less than the Landlord’s Participation Sum as defined in sub-clause (1) above, then the Rental Fees shall be decreased by an amount equivalent to NIS 1 plus VAT per gross square meter per month for every NIS 86 which have been deducted from the Landlord’s Participation Sum.

5)	It is agreed that in the event that the lease is terminated for any reason prior to the conclusion of the Second Rental Period, the

Tenant shall be obligated to reimburse the Landlord, within 30 days of the date on which the lease is terminated, the balance of the Landlord’s Participation Sum in the Finishing Works which has not been paid by that date, according to the following calculation: the total sum of the Landlord’s Participation, divided by 90 and multiplied by (90 minus the number of months of the lease that have passed until the termination date of the lease) minus an annual rate of interest of 5.5% of the unrepaid Landlord Participation calculated from the termination date of the lease until the completion of 7.5 years from the commencement of the Rental Period (hereinafter “Balance of the Repayment Amount”).

For the avoidance of doubt, none of the foregoing provisions shall detract or derogate from any relief and/or remedy available to the Landlord against the Tenant in the event of a breach of the Agreement by the Tenant.

It is hereby clarified that the Tenant shall not be obligated to reimburse the Landlord for the Landlord’s Participation Sum in the event that the lease is terminated on account of a breach of the Agreement by the Landlord.

6)	The Tenant’s undertaking to reimburse the Landlord’s Participation Sum shall end on the termination of the Second Rental Period. Therefore, if the Tenant has exercised the option afforded to it and extended the lease for the Second or the Second and Third Rental Periods, it will not need to reimburse the Landlord for any amount in connection with the Landlord’s Participation Sum, provided that the Rental Period shall not end prior to the termination date of the Second Rental Period, as aforesaid.

7)	It is further hereby clarified that in the event that the Tenant does not exercise the option accorded to it according to this contract to extend the lease for a Third Rental Period, in which case the lease will terminate at the end of the Second Rental Period, then the

Tenant will not have to pay the Landlord any amount in respect to the Landlord’s Participation Sum on account of the non-extension of the lease for the Third Rental Period, and on the date of completing the Second Rental Period the Landlord’s Works Guarantee shall be voided. At the same time, and for the avoidance of doubt, it is hereby clarified that should the Tenant decide to exercise the Third Rental Period (the second option), then the Rental Fees shall not be decreased in the Third Rental Period, but they too shall be increased to the level stipulated in clause 7(B)(2) below.

8)	As security for the Landlord’s Participation Sum pursuant to the provisions of this clause, the Tenant will furnish the Landlord with an independent and autonomous financial bank guarantee, in an amount equal to half (50%) of the Landlord’s Participation Sum issued in favor of the Landlord and which shall not be assignable and/or chargeable to any third party save for a charge to a recognized financial institution in Israel. This guarantee shall be reduced at the rate of 3.33% every quarter (hereinafter – the “Finishing Works’ Guarantee”).

The Finishing Works’ Guarantee in an amount estimated in respect to the Landlord’s Participation Sum shall be furnished by the Tenant on the commencement of undertaking the Finishing Works. On the completion of the Finishing Works, the level of the Finishing Works’ Guarantee will be updated (increased or reduced, as applicable) according to the actual amount of the Landlord’s Participation Sum.

The Landlord shall be entitled to realize the Finishing Works’ Guarantee, or part thereof depending on the circumstances, in any event in which the Tenant breaches its undertaking to reimburse the Landlord’s Participation Sum according to sub clause (5) above and the breach is not cured within 21 days of the date of receiving a written warning from the Landlord.

The Finishing Works’ Guarantee shall remain in force for one year and the Tenant undertakes to extend the validity of the Guarantee from time to time, until the expiry of 30 days from the termination of the First or Second Rental Period as applicable.

The Tenant shall furnish the Landlord from time to time with confirmation regarding the extension of the validity of the Finishing Works’ Guarantee as stated above.

In the event that the Tenant does not extend the validity of the Finishing Works’ Guarantee as detailed above, the Landlord shall be entitled to forfeit and/or offset the amount of the Guarantee after giving the Tenant advance notification of its intention to do so, save where such notification is impossible or unreasonable in the circumstances. In this case, the sum shall be placed on deposit until the furnishing of a new bank guarantee.

In so far as this is possible, the Finishing Works’ Guarantee shall be issued with a validity period of 5 years, which shall be automatically reduced each quarter by 3.33%.

In the event that the Tenant exercises the option for the Second Rental Period, the validity of the said diminishing Guarantee shall be extended for an additional 2.5 years.

The Landlord shall return the Finishing Works’ Guarantee or the balance of the Guarantee, following setoff or forfeit as aforesaid, to the Tenant within 30 days after vacating the Premises, whether at the completion of the First or Second Rental Period, i.e. at the completion of 7.5 years from the Rental Commencement Date as applicable, subject to reimbursement in full of the Landlord’s Participation Sum pursuant to the provisions of clause 5(C) herein.

9)	The Finishing Works’ Guarantee shall be deposited with the Landlord’s attorneys, S. Friedman & Co. Law Offices (hereinafter – the “Trustee”), who shall be entitled to transfer it to the Landlord only if they are convinced that the Tenant has breached its undertaking to pay the balance of the Landlord’s Participation Sum pursuant to the provisions of this foregoing clause 5(C) and has not cured the breach within 21 days of the date it was requested to do so by the Landlord, or depending on the case – has not extended the validity of the Finishing Works’ Guarantee according to this contract subject to the provisions of clause 5(C)(8) whereby the Landlord will give the Tenant an advance notification of its intention to do so. Furthermore, the Trustee will be authorized to carry out actions in order to extend the Finishing Works’ Guarantee.

The Finishing Works’ Guarantee shall remain in escrow with the Trustee also in the event that it is mortgaged in favor of a financial institution as stated in sub-clause (7) of this foregoing clause.

D.	The provision of the collaterals pursuant to this clause shall not derogate from any of the Tenant’s undertakings according to this contract and/or shall not constitute a waiver of any of its entitlements pursuant to this contract, including any relief accorded to it pursuant to this contract and the law.

E.	The Tenant shall assume liability, according to law for any damage to person and/or property of any sort caused to any person and/or the Premises and/or their contents in consequence of and/or in connection with the Finishing Works, including in respect to damages that were caused and/or which occurred on account of a negligent act and/or omission by the Tenant and/or any of its agents.

The Landlord shall assume liability, according to law for any damage to person and/or property of any sort which is caused to any person and/or the Premises and/or their contents in consequence of and/or in connection with the outer shell of the Building and/or the quality of the construction of the Building, including in respect to damages that were caused and/or which occurred on account of a negligent act and/or omission by the Landlord and/or any of its agents.

F.	The Tenant is responsible for obtaining at its own expense all of the permits which are required and/or which shall be required in accordance with any law, where necessary, for the sake of executing the Finishing Works by the Tenant and/or by anyone on its behalf on the Premises.

The Landlord undertakes to collaborate with and to assist the Tenant, for the sake of obtaining the permits required according to any law and/or license and/or any additional authorization as aforesaid, including signing documents as and when required for the sake of obtaining the aforesaid permits and to the sake of executing and completing the Finishing Works, none of which shall cause the Landlord to incur any financial obligation and/or additional liability beyond its liability according to this contract.

G.	The Tenant affirms and undertakes that the Finishing Works which shall be performed by it on the Premises shall be of a high standard which befits the character of the Building as a modern building. Similarly, the Finishing Works shall not damage the construction performed by the Landlord and they shall be compatible with the Building according to the construction plans of the Landlord.

H.	In the event that the Finishing Works approved by the Landlord as aforesaid shall require changes to the outer shell of the Premises and/or to the works completed by the Landlord prior to the signing of this contract, together with the appendices thereto, which necessitate a postponement of the Rental Period Commencement Date and/or additional expenses, then these expenses will be paid in full by the Tenant.

It is hereby emphasized that in the event that the Tenant is unable to perform the Finishing Works according to the conventional standards as a result of works performed by the Landlord on the Building, the Landlord undertakes to rectify such works, at its own expense in a manner which will not cause a delay to the Tenant in completing the Tenant’s Finishing Works.

I.	Without derogating from the Tenant’s liability as described above and below in this contract, the Tenant will attend at its own expense and liability, in addition to the insurances mentioned in the Insurance Appendix, to obtain appropriate insurance coverage against all risks in connection with the execution of the Finishing Works. In the said insurances there shall be incorporated a waiver clause regarding the right of subrogation against the Landlord and the Landlord shall be joined as a beneficiary according to the policy, all as detailed in the Insurances Appendix.

J.	It is agreed that all of the Finishing Works which are attached in a permanent manner to the Premises shall become the property of the Landlord, and the Tenant shall not be entitled to demand and to receive from the Landlord any consideration in their respect. Similarly, the Tenant shall not be entitled to perform any changes therein without the Landlord’s consent. The Landlord shall not refuse a request for changes by the Tenant save where it has reasonable grounds to do so.

K.	Without derogating from the provisions of sub-clause (J) above, any supplement or addition that is made on the Premises shall become the property of the Landlord, in the event that the supplement or change comes within the definition of a fixture contained in the Land Law, 5729—1969, and in the event that the change or supplement does not come within the definition of a fixture they shall be regarded as the Tenant’s property, and the Tenant shall be entitled to remove them and/or to dismantle them at the end of the Rental Period provided it returns the Premises to the state they were in on the Possession Date subject to fair wear and tear.

For the avoidance of doubt, in any case in which the Tenant elects not to remove or dismantle the supplement or the change which does not come within the definition of fixtures, the Tenant shall not be entitled to demand and to receive from the Landlord any consideration therefor.

L.	Notwithstanding the foregoing provisions of sub-clause (K), and without derogating from the foregoing provisions, the Landlord shall be entitled at the end of the Rental Period and/or the Second Rental Period

and/or the Third Rental Period, as applicable, to order the Tenant to dismantle any supplement and/or change installed in the Premises other than the Finishing Works, whether or not these comply with the definition of fixtures, and the Tenant shall be obligated to dismantle anything ordered by the Landlord, prior to vacating the Premises.

M.	The Tenant agrees that on all matters relating to the Finishing Works executed by it and/or by anyone on its behalf on the Premises, the Tenant shall be exclusively liable for adhering to and observing the provisions of the Safety At Work Ordinance (New Version), 5730-1970 and the regulations that are enacted and/or which shall be enacted thereunder, which are in force on the date of signing this contract and which shall be in force at the time of its execution of the Finishing Works. Similarly, the Tenant shall be liable for appointing a safety inspector on its behalf in connection with the execution of the Finishing Works as aforesaid, in the event this is required by the law and/or according to the authorities. The Tenant undertakes to indemnify the Landlord in respect to any action and/or demand for which the Landlord shall be held liable for damage caused to the Premises, to property and/or to person, as stated in consequence of executing the Finishing Works for which it is liable in accordance with this contract and it undertakes to pay same to the Landlord, provided that the Landlord shall notify the Tenant of any such action and/or demand immediately upon its receipt by the Landlord and shall enable the Tenant to defend itself in respect thereof.

N.	It is hereby expressly agreed that the Tenant shall be liable to obtain all of the permits that are required for the sake of performing the Finishing Works, including a fire certificate in order to obtain the certificates of suitability for residence in respect to the Premises as required by law and/or by the authorities, to the extent these are required, including a fire certificate, insofar as these emanate from the performance of the Finishing Works and/or are required to facilitate their execution.

Subject to the Tenant’s obligation to furnish the fire certificate pursuant to the provisions of this contract, the Landlord undertakes to obtain

Form 4 status for the Building in such a manner as to render the Building suitable for residence, at a time which will not cause the Tenant any delay in making use of the Premises beginning of 1.1.2008. The Landlord similarly undertakes to assist the Tenant to take out all of the permits for which it is liable as aforesaid and included in this to sign documents and/or certificates and/or to perform any act in order to obtain the said certificates, in such a manner that the Landlord will bear no financial obligation and/or additional liability beyond its liability according to this contract.

O.	The parties agree that the following provisions shall apply with regard to anything connected to the Finishing Works in the Shared Areas of the Building in the framework of the Landlord’s works:

	1)	The Landlord undertakes to construct the lobby of the Building in such a manner that that part of the lobby which serves the Upper Areas shall be independent of that part of the lobby which serves the commercial area, ensuring that the access to the Upper Areas of the Building will be in the Tenant’s control. It is hereby agreed that the architects for the parties will coordinate regarding the planning of the lobby.

	2)	The parties agree that the Tenant shall be entitled to offer the Landlord a different specification for constructing the public areas of the Building including the lobby. The Landlord shall consider favorably, to the extent this is possible, any offer by the Tenant and shall construct the public areas, in so far as this is practicable, in accordance with the specification submitted by the Tenant, but subject to the compliance of the following two conditions: (a) any increased and/or additional costs in respect to construction according to the specification proposed by the Tenant as against the technical specification attached herewith as Appendix B of this contract shall be paid by and devolve on the Tenant; (b) construction of the areas in accordance with the Tenant’s proposal shall not bring about any change in the time frame for completing the works on the Building.

		3)	Similarly, the Landlord shall install an additional (hydraulic) elevator between level -1 and that part of the lobby of the Building which serves the commercial area, and all of the installation and maintenance costs in respect to this elevator shall be met by the Landlord. It is agreed that the machinery room for the elevators shall not be placed on the roof of the Building and shall not derogate from the Shared Areas on the lobby level and on the floors of the Premises.

	P.	For the avoidance of doubt, it is hereby clarified that the Rental Period shall commence on the Rental Period Commencement Date as defined in clause 2 above and from this date and onwards all of the undertakings shall apply to the Tenant including the payment of Rental Fees, even if the Premises have not yet been readied into their designated state by this date.

At the same time, if in consequence of force majeure, including acts of war and/or national strikes and/or national lockouts in the building industry, disruptions shall occur in the Finishing Works which do not enable the completion of the Finishing Works by February 1, 2008 (the Possession Date), then the Rental Commencement Date shall be postponed for a period of time that is reasonably required as a result of the disturbance or the delay as aforesaid.

	Q.	The Tenant is aware that Finishing Works shall be conducted in the Building by the occupiers of other Units in the Building, even after the Rental Commencement Date, and the Tenant hereby agrees to this and waives any claim and/or demand and/or action vis-à-vis the Landlord in this regard, provided that the Finishing Works as aforesaid will be undertaken during normal operating hours.

6.	Delivery of the Possession of the Premises and the Rental Period

	A.	The Rental Period at the Premises shall commence on the Rental Period Commencement Date and shall continue for five consecutive years (the “Rental Period”).

B.	The Tenant is granted the option of extending the Rental Period by an additional period of two and a half years (the “Second Rental Period”) which shall commence on the termination of the Rental Period.

The exercise of the Tenant’s right to the Second Rental Period is conditional upon the Landlord’s receiving advance written notice from the Tenant at least 6 (six) months before the end of the Rental Period of its desire to exercise the Second Rental Period.

C.	The Tenant is granted the option of extending the Rental Period by an additional period of two and a half years (the “Third Rental Period”) which shall commence on the termination of the Second Rental Period, and the provisions of sub-clause (B) above shall apply with regard to the exercise of the right to extend the lease also in respect to this extension.

The Second and/or Third Rental Periods shall be called, collectively, the “Extended Rental Periods.”

D.	In the Extended Rental Periods, if exercised, all of the provisions of this contract shall apply except for the above-mentioned right to an extension of the lease for an additional Rental Period in the Third Rental Period and except for the Rental Fees which shall be increased in the additional Rental Periods at the rate prescribed in clause 7 below.

E.	1.	Beginning on the Rental Period Commencement Date and onwards all of the duties and obligations that arise from this contract and from the law shall apply to the Tenant, including its liability pursuant to the provisions of this contract for any damage which may be caused by any act of the Tenant or anyone on its behalf and the Rental Period shall commence on the above-mentioned date for all intents and purposes, whether or not the Tenant appeared on that day for the sake of receiving possession of the Premises.

	2.	It is hereby clarified that the Tenant shall not be required to pay Rental Fees on account of the period prior to the Rental Period Commencement Date (February 1, 2008) even if begins to make use of the Premises prior to this date. However, from the date it begins to use the Premises and onward, all of the remaining obligations, without exception, shall apply to the Tenant, save for the obligation to pay Rental Fees which shall commence at the beginning of the Rental Period.

7.	Rental Fees

	A.	In consideration of renting the Premises, the Tenant shall pay the Landlord, commencing on the Rental Period Commencement Date and for the entire duration of the lease, monthly rental fees as follows:

			1)	The sum of NIS 65.05 plus VAT for every gross square meter of the Upper Area each month, and in total NIS 428,029 plus VAT per month. This sum shall be updated on completion of the Finishing Works and once the actual amount of the Landlord’s Participation Sum has been determined.

			2)	The sum of NIS 440 plus VAT per month for each parking space, and in total NIS 77,000 plus VAT per month.

			3)	The sum of NIS 1,500 plus VAT per month for every square meter of the area of the Warehouses, as defined in the Definitions clause of this contract.

In total, the monthly rental fees shall amount to the sum of NIS 506,529 plus VAT per month, subject to the provisions of sub-clause (1) and (8) herein regarding the updating of the rental fees (hereinafter: the “Rental Fees”).

	B.	1.	In the Second Rental Period the Rental Fees shall be increased at a rate of 7.5% in relation to the Rental Fees in the First Rental Period and shall total NIS 544,519 per month plus VAT subject to the updating of this total pursuant to the provisions of sub-clause 7(A)(1) above and pursuant to the provisions of sub-clause 7(A)(3) herein below.

		2.	In the Third Rental Period the Rental Fees shall be increased at a rate of 7.5% in relation to the Rental Fees at the termination of the Second Rental Period and shall total NIS 585,358 per month plus VAT subject to updating this sum as aforesaid in the provisions of sub-clause 7(A)(1) above and sub-clause (c) herein below.

C.	Should the Tenant increase the area of the Premises pursuant to the provisions of this contract, whether in accordance with clause 8(C) and/or in accordance with the provisions of clause 24, the Rental Fees shall be increased accordingly, pursuant to the formula prescribed in those clauses.

D.	The Rental Fees shall be paid in advance on a quarterly basis by the fifth day of the first month of each quarter, against a tax invoice according to law which shall be submitted by the Landlord to the Tenant.

E.	The Rental Fees, including in the Extended Tenancy Periods, shall be paid with the addition of Linkage Differentials.

The following definitions shall apply in this regard:

“Index” – The consumer price index published by the Central Bureau of Statistics.

“Basic Index” – The Index for the month of March 2007.

“New Index” – The Index which is known at the time of each payment, provided that same shall not fall lower than the Basic Index.

“Linkage Differentials” – The amount by which each payment shall be increased which shall be determined in the following manner: if on the date of any particular payment the New Index shall be higher than the Basic Index, the payment shall be increased according to the rate of the rise of the New Index as against the Basic Index.

F.	The Tenant will pay to the Landlord Rental Fees in respect to the first three rental months on the Rental Period Commencement Date time or on the date of the delivery of the possession of the Premises, whichever is the earlier.

The Landlord hereby instructs the Tenant and the Tenant undertakes that any payments which the Tenant is obligated to make to the Landlord pursuant to the provisions of this contract (including Rental Fees and

Linkage Differentials thereon), shall be paid by it to the Landlord’s account number 357722 at branch 532 of Bank Hapoalim in the name of the Landlord. The Landlord shall be entitled at any time to order the Tenant to make the payments to a different bank account.

	G.	For the avoidance of doubt, in addition to the Rental Fees stipulated in this clause, the Tenant shall pay the Landlord all of the remaining payments for which it is liable according to this contract.

	H.	For the avoidance of doubt, the parties agree that the gross area of the “Upper Area” marked on the Plan is 6,580 sq. m.

8.	Parking Areas and Warehouses

	A.	In the Building spaces for parking have been completed in the parking basement, of which the Tenant will be allocated 175 parking spaces on levels -2 and -3 as marked on the plans in Appendix B in yellow. The Tenant will be entitled at its own expense and liability to separate the access to these parking spaces with the aid of a barrier, subject to any law and to obtaining all of the necessary permits and licenses that are required for the sake of such separation.

	B.	The Tenant shall pay Rental Fees in respect to the parking spaces pursuant to the provisions of clause 7(A)(2) above and the Rental Fees in respect to the parking spaces shall be calculated for all intents and purposes as constituting part of the Rental Fees.

	C.	Within 60 days of the date of signing this contract, the Tenant shall be entitled to notify the Landlord of its desire to rent an area from within the Additional Warehouses space as defined in the Definitions clause to this contract on level -1, in the area marked on the Plan in pink up to an area of 720 meters. Should the Tenant act pursuant to the provisions of this sub-clause, then the additional area will be added to the Premises for all intents and purposes, and the Tenant shall pay Rental Fees in respect to this area in an amount of NIS 30 plus VAT per square meter each month and these rental fees shall be regarded as constituting part of the Rental Fees for all intents and purposes.

	D.	If the Tenant does not notify the Landlord of its desire to rent additional warehouse space on level -1 within the time frame prescribed in clause 8(C) above, then the Landlord shall be entitled to lease these areas, up to a maximum limit of half of the size of the areas of level -1, to other tenants without any limitation. The Landlord shall be entitled to lease to other tenants also the second half of level -1, provided that before doing so it first offers that space to the Tenant on the same terms as aforesaid in clauses 7 and 8 herein and the Tenant does not notify the Landlord within 30 days of receiving the Landlord’s notice of its desire to rent the aforesaid areas or any part thereof. It is hereby clarified that the Landlord must offer anew the aforesaid areas and/or any part thereof each time that these areas or any part thereof become vacant of tenants.

	E.	It is agreed that the use of the parking basements and of the Warehouses in the Building is at the Tenant’s liability and that no liability shall be imposed on the Landlord and/or any of its agents for the safekeeping of motor vehicles in the parking basements and/or in the Warehouses and/or the contents thereof and/or their external completeness, and it is not liable for any damage, loss or destruction caused to motor vehicles, people or movable objects in the parking lot for any reason, save where the damage and/or the destruction was caused on account of an act or omission of the Landlord and/or any of its agents.

9.	Management of the Building and the Supply of Services

	A.	The Landlord shall contract with a management company for the purpose of the Building’s management and its ongoing and orderly maintenance (the “Management Company”). The Management Company will have proven ability and experience in the aforesaid field, at a high level appropriate to an office building, and its identity shall be subject to the consent and approval of the Tenant. Similarly, the Tenant shall be entitled to propose a particular management company and the Landlord shall not refuse the Tenant’s proposal with regard to the identity of the management company save on reasonable grounds.

	B.	The specification for the management services will be formulated and determined jointly between the Landlord and the Tenant.

	C.	In the course of the Rental Period, the Landlord and the Tenant shall supervise the Management Company and the standard of its work. It is agreed that the Landlord shall be entitled to terminate the contract with the Management Company on condition that it receives the advance consent and approval of the Tenant to do so. Similarly, the Tenant will be entitled to demand the termination of the contract with the Management Company and/or its replacement and such a demand shall bind the Landlord. The Tenant’s rights according to this sub-clause shall lapse in the event that it exercises the rights accorded to it pursuant to clause 14(E), save in the event that the transfer of the rights will be in respect to the entirety of the Premises.

	D.	The Tenant and the Management Company shall enter into a management agreement which shall be drafted by the attorneys of the Landlord and the Tenant based on the wording of the management agreement that was presented to the Tenant prior to entering into this contract (hereinafter: the “Management Agreement”). The Tenant undertakes to sign the Management Agreement, to comply with all of its terms and conditions and to pay the management fees stipulated therein. A breach of the Management Agreement shall have the same legality as a breach of this contract.

10.	Taxes and Payments

During the Rental Period the Tenant shall pay in addition to Rental Fees as detailed above in clause 7 all of the following taxes and payments:

	A.	All of the taxes, fees, dues and other payments of any sort whatsoever which are imposed and/or which shall be imposed on occupiers of the Premises, and/or on the business conducted on the Premises, including property tax, business tax, billboard tax etc. and any tax and/or levy and/or due which is imposed and which shall be imposed on an occupier and/or a tenant.

In addition, the Tenant shall pay its relative share of the municipal taxes which are imposed, if any, on the Shared Areas of the Building, including the Land, as determined by the Tel-Aviv Municipality and on the payment date set by it.

In the event that the property tax bill issued by the Municipality for the Premises does not include payment for the Shared Areas, then the Tenant will pay the Landlord and/or the Management Company its proportionate share of the property tax payments in respect to the Shared Areas. The payment will be made to the Landlord or to the Management Company within 15 (fifteen) days from the date on which notification is received from the Landlord or the Management Company, respectively.

The Tenant shall similarly pay its proportionate share of the municipal taxes levied on the parking basements and the Warehouses by the Tel-Aviv Municipality and on the payment date set by it.

In the event that the property tax bill issued by the Municipality for the Premises does not include payment for the parking basements and/or Warehouses, then the Tenant will pay the Landlord and/or the Management Company its proportionate share of the property tax payments in respect to the parking basements and the Warehouses. In such a case, the proportionate share of the Tenant will be determined according to the ratio between the area of the Parking Lot and the Warehouses leased to it according to this contract and the entirety of the area of the parking basements and the Warehouses. The payment will be made to the Landlord or to the Management Company or to the Municipality within 15 (fifteen) days from the date on which notification is received from the Landlord or the Management Company, respectively.

B.	All of the payments in respect to maintenance and the use of water, electricity, telephone and any other expense that relates to the use and operation of the Premises. The Tenant will enter into direct contracts with these service-providers, will attend to the signing of supply contracts with them and will pay the bills on the date prescribed therefor.

C.	In the event that the Landlord shall discharge any of the above or below-mentioned payments, instead of the Tenant, then the Tenant undertakes to indemnify the Landlord in respect to any such payments discharged by it immediately upon the Landlord’s demand.

The Landlord shall not discharge any of the sums which the Tenant is obligated to pay before giving the Tenant notice in writing, 14 days in advance, of its intention to do so, save in cases requiring urgent payment the non-discharge of which will cause damage if not paid immediately.

	D.	It is known and agreed by the Tenant that value added tax payable in respect to the Rental Fees and/or on the payments which apply to the Tenant with regard to this contract, according to the relevant rate from time to time, is not included in the Rental Fees and it shall apply to the Tenant and be paid by the Tenant together with any payment in respect to which it applies against presentment of an appropriate tax invoice.

	E.	The Tenant undertakes to preserve the Premises and to present to the Landlord from time to time at its demand all of the receipts or certificates which attest to the fact that all of the payments for which it is responsible according to this foregoing clause have been paid by it to the various authorities and/or entities.

	F.	The Landlord undertakes to pay all of the taxes, fees and dues in respect to the premises which apply to an owner (as distinct from an occupier) of assets, on the date prescribed for their payment according to the law, none of which shall derogate from the Landlord’s right of objection or appeal and adjournment of the payment date accordingly.

11.	Collaterals

	A.	As security for the performance of each of the Tenant’s undertakings pursuant to this contract, the Tenant shall furnish the Landlord, up to 7 days after the time of signing this contract, , with the following collaterals:

An independent and autonomous financial bank guarantee, in the wording attached herewith to this contract as Appendix D or in similar wording, for the shekel equivalent of Rental Fees in respect to 4 months with the addition of VAT which shall be issued in favor of the Landlord and which shall not be capable of endorsement and/or mortgage to any third party save to a recognized financial institution in Israel (hereinafter: the “Guarantee” or the “Bank Guarantee”). At the time of signing this contract, the rate of the management fees regarding the Premises has not yet been calculated, thereby it is agreed between the parties that the Tenant shall furnish The Landlord, on the Rental Period Commencement Date (or on the date that The Tenant starts making use of the premises, whichever is earlier), an independent and autonomous financial bank guarantee in the wording of Appendix D or in similar wording, for the shekel equivalent of the management fees in respect to 4 months with the addition of VAT which shall be issued in favor of The Landlord and which shall not be capable of endorsement and /or mortgage to any third party save to a recognized financial institution in Israel (hereinafter: the “Management Fees Guarantee”). Commencing the Rental Period Commencement Date, the Management Fees Guarantee and the Bank Guarantee shall be known as the “Guarantee”.

If any amount is forfeited and/or offset from the Guarantee, the Tenant undertakes to deposit with the Landlord within 14 (fourteen) days from the date of its notification the amount which was set off and/or forfeited from the aforesaid Guarantee.

The Guarantee shall remain in force for one year and the Tenant undertakes to extend the validity of the Guarantee from time to time, until the expiry of 60 days from the termination of the Rental Period or any Extended Rental Period where the Agreement is extended.

The Tenant shall furnish the Landlord from time to time with confirmation regarding the extension of the validity of the Guarantee as stated above.

In the event that the Tenant does not extend the validity of the Guarantee as detailed above, the Landlord shall be entitled to forfeit and/or offset the amount of the Guarantee subject to granting the Tenant advance notice of its intention to do so, save where such notice is impossible or unreasonable in the circumstances. In such case, the amount on deposit shall be held until the furnishment of a new bank guarantee.

In the event that the Landlord has not offset and/or did not forfeit any amount from the Guarantee, the Guarantee, or the balance of the Guarantee after any set-off or forfeit as aforesaid (which shall be performed following the provision of preliminary warning, 14 days in advance), shall be returned to the Tenant 30 days after vacating the Premises in completion of the First or Second or Third Period, subject to full compliance with its undertakings according to this contract.

	B.	The provision of the collaterals pursuant to this clause shall not derogate from any of the Tenant’s undertakings according to this contract and/or shall not constitute a waiver by the Landlord of any of its rights according to this contract including any relief afforded to it pursuant to this contract and the law.

12.	Liability

	A.	The Tenant shall bear legal liability vis-à-vis the Landlord and/or vis-à-vis any third party, as applicable, for any injury, disrepair, damage or loss to person or property (and without derogating from the generality of the foregoing including property of the Tenant, its employees and its guests), which may occur or which may be caused within the domain of the Premises and/or the Building on account of any act and/or omission of the Tenant and/or any of its agents.

	B.	If a claim is filed against the Landlord by a third party in respect to damage for which the Tenant is liable according to this clause, the Tenant shall be obligated to indemnify the Landlord in respect to any amount which the Landlord is obligated to pay to the third party, pursuant to a final court judgment, with the addition of all of the Landlord’s expenses in respect to the conduct of the trial with the third party and without derogating from the generality of the foregoing the principal, interest, linkage differentials, reasonable lawyers’ fees, court fees, trial costs, VAT and other reasonable expenses of any sort which emanate from the action.

The Tenant’s indemnification of the Landlord shall be contingent upon the Tenant’s having received notification with regard to the conduct of the proceedings against the Landlord as well as the Tenant’s having been given the opportunity to defend himself through attorneys of its own against the claims raised within the framework of the aforesaid proceedings.

	C.	The Landlord shall bear legal liability vis-à-vis the Tenant and/or vis-à-vis any third party, as applicable, for any injury, disrepair, damage or loss to person or property (and without derogating from the generality of the foregoing including property of the Tenant, its employees and its guests), which may occur or which may be caused within the domain of the Premises and/or the Building on account of any act and/or omission of the Landlord and/or any of its agents.

Without derogating from the Landlord’s foregoing liability, the Landlord undertakes to take out at its own expense insurance which covers its aforesaid liability as detailed in the Insurance Appendix attached to this contract.

13.	Insurance

The parties’ undertakings with regard to insurance are as detailed in the Insurance Appendix attached as Appendix E of this contract as an integral part thereof.

14.	Transfer or Mortgage of Rights and Preservation of Rights

	A.	The Tenant’s rights by virtue of this contract may not be mortgaged in any manner, whether in whole or in part.

	B.	The Tenant undertakes not to transfer and/or to assign and/or to endorse and/or to mortgage its rights according to this contract in any manner and form whatsoever and similarly not to allow others to use and/or to occupy the Premises or any part thereof, whether in the capacity of concessionaire, borrower, licensee, sub-tenant or in any other capacity, directly or indirectly, whether the use, license or benefit are defined or not, whether for consideration or without consideration, without receiving for such purpose express approval of the Landlord in advance and in writing.

It is clarified that the grant of a license for the use of parts of the Premises to subsidiary companies and/or to associate companies of the Tenant, whether for consideration or without consideration, shall not be regarded as a transfer requiring the approval of the Landlord.

C.	1.	Notwithstanding the foregoing, the Tenant shall be entitled to lease by way of sub-rental part of the Premises, provided that the identity of the sub-tenant is approved by the Landlord (which shall not refuse to grant its approval save on reasonable grounds), provided that the sub-rental shall not detract from any obligations of the Tenant according to this contract.

	2.	In the event that the Tenant wishes to lease by way of sub-rental the entirety of the Premises to a third party, it shall give notice to the Landlord and the Landlord shall be entitled to notify the Tenant within 7 days of receiving the Tenant’s aforesaid notice of the termination of the lease in respect to the entirety of the Premises and to enter into a direct contract for sub-rental as the Landlord with the sub-tenant.

	3.	It is hereby clarified that in such a case, the Tenant will not need to pay the Landlord any amount in respect to the Landlord’s Participation Sum on account of the period from the date of terminating the lease and onward, notwithstanding the provisions of clause 5(C) above.

D.	The Landlord shall be entitled to sell and/or to transfer and/or to assign and/or to endorse and/or to mortgage and/or to charge its rights and/or obligations according to this contract and/or in the Building and/or in the Premises, in whole or in part, in any manner and form whatsoever, to any person and/or entity, without the need to obtain the consent of the Tenant, subject to the preservation of the Tenant’s rights according to this contract. The Landlord shall notify the Tenant in writing proximate to the transfer and/or mortgage of the rights in the above regard.

The Tenant undertakes to sign any documents required for the sake of executing the foregoing provisions, within 14 days of receiving a request to this end from the Landlord. Similarly, in the event of a transfer of the Landlord’s rights in the Premises to a third party, the Tenant undertakes, within 14 days of receiving a request to this end from the Landlord, to replace all of the Bank Guarantees which it must provide pursuant to this contract with identical bank guarantees addressed in favor of the transferee of the rights to whom the Landlord has transferred its rights in the Premises. The Landlord shall bear any costs which may be payable on account of the replacement of the Guarantees as stated.

In the event of such a transfer, the substitute Guarantees shall be deposited with the attorneys in escrow for the intended recipients of the rights in the Premises and clauses 5 and 11 shall apply, mutates mutandis, to the substitute Guarantees.

It is hereby clarified that the Landlord shall be entitled to mortgage and/or to charge its aforesaid rights to a bank and/or to a financial institution for the sake of obtaining bank finance and the Tenant has no and shall have no claims and/or contentions and/or demands in this regard, provided that the said charge and/or mortgage does not violate any of the rights of the Tenant according to this contract and/or according to any law.

E.	1)	Notwithstanding any contrary provision stated in this contract, it is agreed that the Tenant shall be entitled in the course of all of the periods forming the subject of this contract to find a replacement tenant to rent the Premises or any part thereof from the Landlord, for the object of the rental according to the Town Planning Scheme, subject to the replacement tenant’s accepting upon himself all of the Tenant’s undertakings vis-à-vis the Landlord according to this contract and including the payment of the Balance of the Repayment Amount according to its level at that time and the provision of the collaterals prescribed in this contract, including the Finishing Works’ Guarantee at its level at that time, and subject to the identity of the replacement tenant being approved by the

Landlord which will not refuse to give its consent as aforesaid save on reasonable grounds. It is clarified that the Landlord’s refusal to approve the replacement tenant pursuant to the provisions of this sub-clause shall not be regarded as a termination of the Agreement as prescribed in sub-clause (3) below.

2)	It is agreed that in the rental agreement with the replacement tenant, the object of the lease may differ from the object of this contract, provided that the object of the lease shall accord with the provisions of the Town Planning Scheme and the building permit and of any law.

3)	It is hereby agreed that should the Tenant request to bring a replacement tenant as aforesaid, it shall give written notice of this fact to the Landlord, stipulating the estimated date for the entry of the replacement tenant (hereinafter: “Estimated Evacuation Date”). The Landlord shall be entitled not to agree to the identity of the replacement tenant and to terminate this contract by advance written notice of 30 days from the date of receiving the Tenant’s notification as stated above. If the Landlord exercises its right pursuant to the provisions of this clause, the Tenant shall vacate the Premises pursuant to the provisions of this contract, and the Tenant shall have the right to determine the evacuation date, provided it is not earlier or later than 30 days from the Estimated Evacuation Date.

In such case, this contract shall come to an end upon the vacation of the Premises in the aforesaid manner, and the Tenant shall be relieved of all of its obligations according to this Rental Agreement including its obligation to pay the balance of the Landlord’s Participation Sum at its level on the date of vacating the Premises.

4)	For the avoidance of doubt, it is hereby clarified that if the Landlord does not exercise its right to bring the lease to an end within the time stipulated above, the Landlord shall enter into a rental agreement with the replacement tenant of whom it has approved and in this case as well the Tenant shall be relieved of all of its remaining obligations according to this rental contract including its obligation to pay the Balance of the Repayment Amount on the date of vacating the Premises.

	F.	Notwithstanding that stated in this clause, it is hereby clarified, that the transfer of stocks in the Tenant, or any part of them, whether by stock exchange or by any other form, will not constitute a transfer of rights in association to this agreement subject that the Tenant fulfills all it’s obligations towards the Landlord according to the provisions of this agreement.

15.	Set-Off

The parties’ obligations according to this contract may not be set off.

16.	Provisions Relating to the Use of the Premises

	A.	The Tenant shall be entitled to use the Premises solely for the sake of operating its business, viz. as a hi-tech company, and for no other object (hereinafter: the “Object of the Rental” or “Rental Object”).

Any change or expansion of the Rental Object requires the advance written consent of the Landlord. The Landlord shall not refuse to change or to expand the Rental Object save on reasonable grounds.

	B.	The Tenant shall operate in the Premises in accordance with what is customary at the Building and the Tenant shall obey and comply with all of the provisions that may be given from time to time by the Landlord in connection with the rules of conduct therein. The Tenant shall ensure and confirm that its employees and/or its agents conduct themselves also in accordance with the provisions of this clause.

	C.	(1) The Tenant is not entitled to perform any changes and/or installations of permanent fixtures unless it receives the advance written consent of the Landlord to this end, and according to the terms and conditions set by the Landlord. The Landlord shall not refuse to give its consent to the foregoing save on reasonable grounds relating to the construction and the plumbing systems and the building permit of the Building or save on other reasonable and professional grounds. The Tenant shall be entitled to bring on to the Premises furniture, office equipment and movable equipment without the need to obtain the Landlord’s consent.

Any modification of the Premises which is performed contrary to the provisions of this sub-clause shall be removed by the Tenant and at its expense shortly after receiving a demand by the Landlord to do so whether during the Rental Period or thereafter. In the event that the Landlord does not demand removal as aforesaid, the changes and/or installations shall remain in the Premises and the Tenant shall not be entitled to demand any compensation whatsoever in their respect.

(2)	If the Landlord approves a modification as aforesaid, the Landlord shall notify the Tenant at the time of granting its approval whether it wishes these changes and/or installations to be removed upon the termination of the Rental Period. In such a case, the Tenant shall return the Premises, at its own expense, to their state before the change was made, subject to fair wear and tear. If the Landlord does not give notice of its desire for removal as aforesaid, the Tenant shall leave the said changes and/or installations in the Landlord’s custody and the Tenant shall not be entitled to demand any compensation whatsoever in their respect.

The Tenant hereby affirms and undertakes that it will not bring on to the Premises equipment which is liable to cause damage to the Premises and will not load the floor of the Premises with more weight than it is meant to handle.

Without derogating from the generality of the foregoing, the Tenant affirms and undertakes that it is aware that in any event of special or concentrated loading or positioning of machinery, it is obligated to submit plans and to receive the advance written consent of the Landlord.

(3)	All adaptation and/or installation works executed on the Premises pursuant to the foregoing provisions shall be performed by the Tenant at its own expense and sole liability and the Landlord qua Landlord and/or qua owner shall bear no liability whatsoever in this regard.

D.	The Tenant shall preserve the order and cleanliness of the Premises and the surroundings thereto and shall also comply with the procedures of the Landlord and the municipal bylaws in respect to cleanliness, the manner of discharging waste and garbage products and preserving the drainage and sewage system in the Building. The absence of any such procedures shall not relieve the Tenant of any of its undertakings according to this clause.

E.	The Tenant affirms, after having conducted all the examinations necessary including examining the Town Planning Scheme and the building permit, that it will obtained at its own expense prior to the commencement of the Rental Period all of the certificates and licenses required by law for the sake of managing a business on the Premises and/or the use of the Premises pursuant to the provisions of this contract and the provisions of any law and that it will comply with the provisions of law and the regulations in respect thereto and that it will always be equipped with licenses and certificates which are in force and which are appropriate in respect to any activity connected with the management of a business on the Premises and/or the use of the Premises and which require a certificate or a license pursuant to any law.

The non-obtainment of the aforesaid licenses and/or any part thereof shall not constitute grounds for annulling this contract on the part of the Tenant and/or non-fulfillment of the Tenant’s obligations thereunder and especially the non-payment of the Rental Fees and the other payments thereunder, unless the non obtainment of the licenses and/or renewals emanate from a breach of the Landlord’s obligations under this contract.

F.	The Landlord confirms that it has no objection to the building being called “Bigband Complex.”

The Tenant shall have the right to erect a billboard on the outer shell of the exterior walls of the Premises and also at the front of the entrance to the Building and in the lobby of the Building, provided that the form of the billboard, its size and its location shall be determined by the parties in accordance with the architect of the building and the Tenant’s architect, and the Tenant shall be obligated to erect the billboard in the manner as aforesaid, and subject to the Tenant’s attending at its own liability and expense to obtaining all of the permits and licenses to erect the approved billboard, and bearing all of the fees and payments that relate to and derive from such installation.

It is hereby agreed that, besides the Tenant’s billboards, no other billboards shall be erected on the roof of the Building and/or on the external façades of the Building except billboards that are allowed on the façade of the commercial level of the Premises.

In the event that either of the parties erects a billboard in breach of the provisions of this clause, the other party shall be entitled to remove it at the expense of the infringing party.

G.	The Tenant shall comply with the procedures of the Landlord and of any other competent authority relating to the issues of fire extinguishment and the prevention of fires, Civil Defence, safety and security, and shall purchase and/or shall install at its own expense and in collaboration with the Landlord in writing and in advance according to the instructions of the above-cited entities all of the mobile prevention and safety equipment required for the sake of implementing and preserving the foregoing procedures. The equipment shall remain in the custody of the Tenant who shall be entitled to remove it from the Premises on the expiry of the Rental Period and shall do so if so required by the Landlord.

The Landlord, itself or through the Management Company, shall comply with the procedures of any competent authority relating to the issues of fire extinguishment and the prevention of fires, Civil Defence, safety and security in the Shared Areas which are not in the Tenant’s control, and shall purchase and/or shall install at its own expense all of the mobile and fixed prevention and safety equipment required for the sake of implementing the procedures of the foregoing entities in all of the Shared Areas of the Building which are not in the Tenant’s control, including the commercial lobby area, the corridors, the stairs etc.

H.	Disturbances, Prevention of Hazards and Preservation of Environmental Quality:

	1)	The Tenant shall use the Premises in a manner which avoids disturbance to neighbors and which avoids the creation of a nuisance on the Premises or the surroundings all in accordance with what is customary in the Building.

In respect to the Object of the Rental, viz. a hi-tech company, The Landlord shall ensure that all Unit holders make use of the Units in a manner which avoids creation of unreasonable noise and/or smell nuisance to the Premises, in a way which will not harm The Tenant’s quiet enjoyment of the Premises. Without derogating from the foregoing, The Tenant is aware that a coffee shop or any other sort of restaurant is expected to be established in the commercial level of the Building.

	2)	The Tenant hereby affirms that its plant does not constitute an ecological hazard and that it shall not constitute such throughout the duration of the Rental Period according to this contract.

	3)	Without derogating from the generality of the foregoing, the Tenant shall ensure that its employees and anyone acting on its behalf operate pursuant to the Avoidance of Hazards Law, 5721-1961 and the Preservation of Cleanliness Law, 5744-1984, together with all of their regulations and orders and all of the bylaws of the Tel-Aviv Municipality in this regard.

I.	The Tenant undertakes to refrain from performing or to authorize other(s) on its behalf from performing in the Premises any act or omission liable to impose on the Landlord any criminal and/or civil liability including damages to person and/or to property, and that with regard to criminal and/or tortious liability the Tenant is regarded as the exclusive occupier of the Premises.

17.	Maintaining the Premises in the Rental Period and Curing of Defects

	A.	The Tenant shall be liable, at its own expense, for the continued maintenance of the Premises together with all of the systems located on the Premises (including maintaining the air-conditioning systems) and shall fix at its own expense all of the ongoing faults discovered on the Premises, in as speedy a time frame as is reasonably possible in the circumstances, save for fair wear and tear.

In addition, and without derogating from the generality of the foregoing, the Tenant shall take action to avoid the formation of blockages and disruptions to the sewage piping of the Building which emanate from the Premises or from its activity in the Premises.

	B.	The Tenant shall use the Premises including the systems, equipment and installations that serve the Premises and which are situated on the Premises with due care, shall maintain them in a good and orderly condition, shall avoid causing any damage and disrepair during the entire Rental Period and shall cure, without delays and at its own expense, any defect, disrepair or damage caused by it and/or by any one of its behalf including customers and visitors.

	C.	In the event that the Tenant does not comply with its aforesaid undertakings in this clause the Landlord itself shall be entitled (but not obligated) to perform the maintenance and the repairs for which the Tenant is liable and the Tenant shall reimburse the Landlord all of the reasonable expenses incurred by it for this purpose immediately upon its first demand and in accordance with the details contained in the demand.

	D.	The Landlord shall be liable at its own expense for repairs to the outer shell of the Premises and to the main systems of the structure including the water, electricity, sewage systems etc. The Landlord shall be liable at its own expense to cure any defect and/or damage and/or disrepair caused to the outer shell and/or the structure of the Premises (which does not constitute the Finishing Works) by it and/or by anyone on their behalf and/or which emanates from a defect and/or from a fault in the construction of the outer shell and/or the structure of the Premises, within a reasonable time of the timing of the Tenant’s request and immediately in cases of severe defects. If the Landlord does not cure the defects in a timely manner as aforesaid, the Tenant shall be entitled to cure the defects in the Premises, after giving the Landlord 14 days notice or immediately in cases of severe defects, and the Landlord shall reimburse any amount paid by the Tenant within 14 days of receiving the demand so to do, together with Interest calculated in accordance with clause 22(A)(1) below and VAT according to law.

	E.	The Tenant shall enable contractors, employees and agents of the Landlord to enter the Premises at any reasonable and acceptable time, after prior coordination, to examine the defect or the fault and to undertake the repair of such defects.

18.	Non-Applicability of the Tenant Protection Laws

The parties hereby affirm as follows:

	A.	The construction of the Building and the Premises was completed after the year 5728 - 1968 and that the Tenant’s Protection Law [Consolidated Version], 5732 - 1972 shall not apply to the lease by virtue of this contract or in general.

	B.	No key money or similar payment has been made or shall be made to the Landlord or to any other person, and has been received or shall be received from the Tenant, in consideration for the use of the Premises and anything connected thereto. At the time of vacating the Premises, the Tenant shall not be entitled to any payment whatsoever. The works, the changes, and the improvements made, if any, are not and shall not constitute fundamental changes.

	C.	The Tenant’s Protection Law [Consolidated Version], 5732 - 1972 and/or any other law for the protection of tenants that current exists or which will be enacted in the future shall not apply in respect to this contract and to the relations of the parties thereunder.

19.	Right of Entry to the Premises

The Landlord’s representatives shall have a right of entry to the Premises during reasonable hours and after prior coordination with the Tenant in order to assess the degree of compliance with the provisions of this contract and/or in order to show the Premises to others and/or in order to perform the acts and to adopt the measures prescribed in this contract or in any law and which necessitate entering the Premises, and the Tenant shall have no claim and/or action against the Landlord in this respect.

The Landlord shall do its utmost to ensure that the disturbance to the Tenant shall be as minimal as possible and the Premises shall be returned to their status quo ante at the earliest opportunity at the Landlord’s expense and at its liability.

20.	Evacuation of the Premises

	A.	No later than the termination of the Rental Period the Tenant shall vacate the Premises and shall return the custody thereof to the Landlord, free of any person and object and in the same good and orderly state in which they were delivered to the Tenant save for fair wear and tear and save for internal changes performed by the Tenant on the Premises in respect to which the provisions of clauses 5 and 16 of this contract apply.

It is hereby clarified that in the course of vacating the Premises, the Tenant will be entitled to remove the “floating floors” if any are installed in the Premises. In addition, the Tenant will be entitled to remove cables and/or optical fibers and/or antennae and/or any electrical devices installed by the Tenant in the Premises and the Landlord will raise no objection and/or demand in this regard. It is hereby clarified that at the time of removing cables as aforesaid, the Tenant shall thread a “pulling string” in the cable pipes in place of the cables that are evacuated.

	B.	In respect to and on account of each day of delay in returning the custody of the Premises beyond the date of termination of the Rental Period, the Tenant shall pay the Landlord the Rental Fees of the full and final month of the Rental Period divided by the number 15 (fifteen) with the addition of VAT according to law. This payment, which shall be regarded as liquidated damages, shall not derogate from any other remedy to which the Landlord is entitled according to any law and/or Agreement.

	C.	At the time of evacuation, representatives of the Landlord and the Tenant shall take a record of the evacuation stating the defects and repairs which the Tenant must undertake in order to return the Premises to a good and orderly condition (save for fair wear and tear) and in the agreed time frame. Notwithstanding the foregoing, the Landlord shall be entitled to undertake the repairs itself and the Tenant shall reimburse the Landlord for its expenses of performing the repairs on the basis of the accounts submitted to it by the Landlord to the extent it is responsible therefor, and on condition that the expenses are reasonable in the circumstances.

	D.	At the time of evacuation, the Tenant is obligated to furnish the Landlord with certificates concerning the payments to any third party including taxes and mandatory payments for which it is responsible according to this contract or pursuant to any law, in so far as this is possible at that time, and if it is not possible at that time they will be furnished to the Landlord at the earliest date on which the Tenant has these certificates.

The Landlord shall be entitled to withhold the collaterals until the Tenant complies with its aforesaid undertakings, including – but without derogating from the generality of the foregoing – reimbursement in full of the Landlord’s expenses in performing repairs and furnishing all of the required certificates, and where necessary shall be entitled to realize the collaterals in order to cover its aforesaid expenses, none of which shall derogate from any other and/or additional relief to which it is entitled according to any law. It is hereby clarified that the provisions of this clause are subject to the provisions of clause 11 above.

21.	Negation of Representation

	A.	None of the provisions of this contract and/or the conduct of the parties thereunder shall be construed as empowering one party to appear in the name of the other party or on its behalf or as affording one party representative status in the name of the other party as aforesaid.

	B.	The employees of one party shall not be regarded as connected to the employees of the other party in any circumstances and for any purpose.

22.	Breaches and Remedies

	A.	If the Tenant does not pay in a timely manner any of the payments for which it is liable pursuant to this contract, then the following provisions shall apply:

		1)	Any amount owed by the Tenant to the Landlord according to this contract and which remains unpaid at the requisite time shall incur interest for delay at the maximal rate conventional at that time at Bank Leumi Le’Israel Ltd. with regard to unauthorized credit deviations commencing on the seventh business day from the date for the payment as prescribed in this contract and until its actual discharge with the addition of value added tax according to law (hereinbefore and hereinafter – the “Interest”).

		2)	In the event that the Tenant does not discharge any of its obligations pursuant to this contract including the payments for which it is responsible to any person, the Landlord shall be entitled but not obligated after issuing preliminary notice to the Tenant of 14 (fourteen) days to satisfy any payment and/or obligation as aforesaid in its discretion and to obligate the Tenant to pay any amount that was satisfied by it as aforesaid with the addition of Linkage Differentials (as stated in clause 7) or Interest (as stated in clause 22(A)(1) above) from the date on which the payment was made and until receiving the reimbursement in practice.

		3)	The provisions of this clause shall be reciprocal, i.e. they shall apply also in cases in which the Landlord does not satisfy in a timely manner any of the payments which it is obligated to make to the Tenant according to this contract and/or pursuant to any law.

	B.	Without derogating from the foregoing, a breach of the provisions of clauses 3,4,5,6,7,9,10,11,12,13,14,16,20 of this contract by the Tenant, in whole or in part, constitutes a fundamental breach penetrating to the root of this contract.

C.	Without derogating from the provisions of sub-clause (a) above, if the Tenant breaches this contract in a fundamental manner, and if as aforesaid the breach is not cured within 30 (thirty) days of the date of the Landlord’s notice, then the Landlord will be entitled to annul the Agreement. If the Agreement is duly annulled as aforesaid, the Landlord shall be entitled to the following reliefs, in whole or in part, at its sole discretion and according to the circumstances:

	1)	The Landlord shall not give the Tenant possession of the Premises on the Rental Period Commencement Date and/or shall terminate the Rental Period or the option period as applicable; the Landlord shall evict the Tenant immediately and will retrieve the Premises to its custody.

	2)	The Tenant shall pay the Landlord on the date of evacuation or non-delivery of possession as applicable, in addition to any other damage that will be caused to it, liquidated damages at the rate of three months’ rent, calculated on the basis of the Tenant’s latest Rental Fees before the breach, in addition to VAT and Linkage Differentials until the actual date of vacating the Premises or the date of payment of the above-mentioned liquidated damages, whichever is the later.

D.	The reliefs granted to the Landlord in accordance with this foregoing clause shall also apply upon the occurrence of any of the following events:

	1)	Any execution proceedings shall be instituted against a substantial portion of the Tenant’s property, as a result of which the Tenant shall not be able to fulfill its undertakings under this contract, and such proceedings shall not be terminated within 180 (one hundred eighty) days.

	2)	Dissolution proceedings (whether temporary or permanent) shall be instituted against the Tenant, and such proceedings shall not be terminated within 180 (one hundred eighty) days of the date of their authorization by the competent court.

		3)	A (temporary or permanent) receiver shall be appointed with respect to the Tenant and/or a substantial portion of its property and such appointment shall not be revoked within 180 (one hundred eighty) days from the date on which the receiver is appointed by the competent court.

	E.	Without derogating from any of the Landlord’s entitlements and without derogating from the foregoing provisions, if the Tenant does not vacate the Premises at the end of the Rental Period or at a time stated in this contract above in general and in this clause in particular, the Tenant shall pay all of the sums, the payments and the taxes for which it is liable according to this contract.

	F.	The reliefs stipulated in this clause above are in addition to any other and/or additional relief afforded to the parties in accordance with this contract and/or pursuant to any law.

	G.	Notwithstanding everything stated in this contract and the provisions of any law, in any event of a breach of this contract by one of the parties the other party is unable to annul this contract otherwise than by delivering to the infringing party written notification containing details of the essence of the breach as well as a period of 30 days to cure the breach, and provided the infringing party has not cured the breach in the course of the warning period.

23.	Early Evacuation or Abandonment

24.	In any event in which the Tenant vacates or abandons the Premises or shall be evicted from the Premises before the end of the Rental Period without the advance written consent of the Landlord, the Tenant shall continue to pay the Landlord Rental Fees and all of the remaining payments that apply to it by virtue of this contract until the end of the Rental Period as if it continues to occupy and to use the Premises or until the Landlord shall lease the Premises to others, on terms and conditions which shall not be inferior to the terms and conditions of the lease in accordance with this contract, whichever is the earlier. If the Landlord leases the Premises to others at rental fees which are lower than the Rental Fees pursuant to this contract, the Tenant shall be obligated to pay the Landlord the difference between the Rental Fees in accordance with this contract and the rental fees that were agreed between it and the new tenant. The provisions of this clause shall not derogate from the Landlord’s entitlement to terminate the Agreement on the basis of the provisions of clause 22 above and the remedies accorded to the Landlord pursuant to any law.Leasing an Additional Area of the Building

	(A)	The Tenant shall have the right to rent an additional area in shell-form in the rear commercial area of the Building (hereinafter: the “Rear Area”) for rental fees of NIS 92.4 per square meter. This right shall remain in force for the Tenant until the expiry of 60 days from the date of signing this contract.

If the Tenant gives notice of its desire to rent an area within the Rear Area it shall specify in its notice the size of the area that it wishes to rent (hereinafter: the “Additional Area”). The Additional Area shall be included in the definition of the Premises, and all of the provisions of this contract shall apply also in respect thereto. The Tenant shall furnish within 30 days the Bank Guarantee as defined in clause 11, the Insurances and the Rental Fees for 3 months of rental, in respect to the Additional Area, and the attachment of these documents constitutes a precondition to the validity of the Tenant’s notice.

	(B)	In addition, the Tenant shall have a right of first refusal in respect to renting an area within the Rear Area on identical terms and conditions to those offered to the Landlord by a third party. The Landlord shall notify the Tenant in writing of the acceptance of such an offer and the Tenant shall then notify the Landlord within 14 days of receiving the notice whether it wishes to rent the proposed area.

	(C)	If the Tenant gives no notice of its desire to rent an area as aforesaid pursuant to the provisions of sub-clause (A) or (B) above, as applicable, the Landlord shall be entitled to rent it to a third party.

25.	Evidence and Amendment of the Agreement

	A.	Any change and/or an amendment to this contract shall be made only in an express written document, signed by the parties to this contract.

	B.	The consent of one party to this contract to deviate from its terms in a specific case or series of cases shall not constitute a precedent or analogy in respect to that case and/or in respect to any other case in the future.

	C.	If one party to this contract did not use or refrained from using any rights to which it is entitled thereunder in one case or in a series of cases this shall not be regarded as a waiver of any of its entitlements.

	D.	It is agreed between the parties that the receipt of a check or deeds only constitutes payment once the same are honored.

26.	Miscellaneous

	A.	It is agreed by the parties that the Tenant shall be entitled to position reception antennae on the roof of the Building and/or anywhere else suitable for this purpose in the Building for its personal use (as distinct from granting permission to position antennae for commercial use, such as permission for cellular companies, and the like). This right of the Tenant’s is contingent upon the Tenant’s obtaining all of the permits and licenses required according to any law for the purpose of positioning the antennae. The Tenant shall indemnify and compensate the Landlord for any damage, claim or expense caused to it, if any, in consequence of said positioning of the antennae. The aforesaid right to indemnification and/or compensation is contingent upon the Landlord’s first notifying the Tenant immediately after receiving an action, demand or claim in respect to an antenna and enabling it to defend itself against the action, demand or claim as aforesaid through its attorneys.

	B.	If this contract is signed also in the English language, it is expressly clarified and agreed that in the event of any contradiction, the Hebrew version of the contract shall prevail.

	C.	Any notice and/or warning and/or demand sent from one party to the other in respect to this contract shall be dispatched by registered mail or delivered by hand according to the addresses of the parties stipulated herein (or any other address concerning which appropriate notice in writing has been given) and such notice or warning shall be regarded as if it has reached the addressee upon its actual delivery – if delivered by hand and if sent by mail – upon the expiry of 72 (seventy-two) hours from the date it was delivered to the post office following payment in full and in advance of the postage.

D.	The parties’ addresses are as follows -

	1)	The Landlord – c/o U. Dori Engineering Works Corp. Ltd. of 1 Ha’Manofim St., Herzliya.

	2)	The Tenant – in the Premises and to the Tenant’s counsel at:

Robert E. Horton, Vice President and General Counsel

Bigband Networks, Inc.

475 Broadway Street

Redwood City, California, 94063

WHEREFORE THE PARTIES HERETO HAVE SET THEIR HANDS:

/s/ Uri Dory	/s/ Amir Bassan-Eskenazi
The Landlord	The Tenant

A

Issued via the Internet	Information from the Rights Ledger	Page: 1

Managed by the Land Registry Office of Tel-Aviv / Jaffa

Block : 6639	Parcel : 108

District	Local authority	Area of parcel in sq. m.
Tel-Aviv	Tel-Aviv / Jaffa Municipality	3,073.00

Created by Deed 28770/2004

Old numbers of the parcel: 87,107		Substitute table created : 12

PROPRIETORS

Deed	Date	Essence of activity	Proprietors	Portion of property
028770	3-AUG-2004	Consolidation	Development Authority	100%

— End of Data —

“This printout of information is not an authorized Land Registry abstract or registered copy, as defined by the Land Law, 5729-1969, the regulations and the procedures promulgated thereunder.”

[SIGNATURE AND STAMP]	[SIGNATURE AND STAMP]

BigBand Networks Ltd.	U. Dori Engineering Works Corp. Ltd.
Company Number 51-275107-4

B

[Architectural Plans]

[Plans not reproduced]

Titles only

Bottom of page 1: General Cross-Section

Bottom of page 2: First Floor

Bottom of page 3: Standard Floor – Resident 1

Bottom of page 4:

Total number of parking spaces :	23

Basement -1 Plan

Bottom of page 5:

Total number of parking spaces :	85
Double parking spaces :	4
Sum total:	89

Basement -2 Plan

Bottom of page 6: Basement -3 Plan

Total number of parking spaces :	83
Double parking spaces :	5
Sum total:	88

Basement -3 Plan

C

[Translator’s Note: “Komat Karka” has been translated as “First Floor”

rather than “Ground Floor,” in accordance with standard American usage]

[IN HANDWRITING: …. Amended Dec-2006 (Pini and Ran)]

U. DORI ENGINEERING WORKS CORP. LTD.

December 2006

General Technical Specification – Outer Shell

Technical Specification – Building at 28 Ha’Barzel St. – Ramat Ha’Hayal – Tel-Aviv

1)	Description of the Building

1.1	Identification particulars

Block 6638 parcel 354, block 6639, parcel 87.

Area of parcel – c. 3,073 sq. m.

Location: 28, Ha’Barzel Street, Tel-Aviv.

1.2	Content of building

The building will include the following components, or other components according to the provisions of the Town Planning Scheme:

A.	3 basement floors for parking, warehouses, etc.

B.	First floor partly commercial area.

C.	Office levels.

1.2.1	Parking basements and on-site parking, loading and unloading; quantity of parking – according to the standard.

1.2.2	Building services in warehouses and on roofs of building.

1.2.3	Other areas required for servicing parts of building.

1.2.4	Protected areas on floors of the building according to Civil Defence requirements.

1.2.5	Transformer room of Electric Corporation according to the specifications of the Electric Corporation.

1.2.6	Generator room.

1.2.7	Disabled toilets.

1.2.8	Garbage room.

2) Technical Description

2.1	Parking areas

2.1.1	There are 3 parking basements in the project.

2.1.2	Floors – smooth concrete. Smooth and brushed concrete for ramps.

2.1.3	Walls – concrete in organized molds (board or metal) and polyseed paint. At the bottom of the walls and the pillars up to a height of 70 cm light gray paint.

2.1.4	Poring of the pillars in board or metal molds.

2.1.5	Ceilings – concrete in organized molds or prefab materials, polyseed paint.

2.1.6	Marking of parking spaces with road paint.

2.1.7	Preparation for parking equipment: barrier, ticket machine, exit barrier. Preparations only.

2.1.8	Electric gate.

2.1.9	Electricity: lighting via florescent bodies.

2.1.10	Alarm and fire/smoke detector according to authorities’ specifications.

2.1.11	Sprinkler system to be erected in the parking lot.

2.1.12	Ventilation in parking lot – according to authorities’ specifications. Using electric fans/blowers.

2.1.13	CO detection system, including system control of fan/blower operation, if required by the authorities.

2.2	Garbage room

2.2.4	Floor – smoothed concrete.

2.2.5	Walls – ceramic cover up to 2.50 m. Plaster and SuperCril on top.

2.2.6	Ceiling – plaster and emulsion paint.

2.2.7	Ventilation – according to specifications of Municipality and/or advisor’s plans.

2.2.8	Trash disposal – according to Municipality’s specifications, including adjoining three-phase point.

2.2.9	Water point, with tap, drainage and lighting.

2.3	Main electric room

Will be constructed according to specifications of the Electric Corporation including checkered plate flooring, plastered walls and ceiling, and plastered ceiling with acrylic paint.

2.4	Disabled toilets

2.4.1	Floor – ceramic, see office floor services.

2.4.2	Walls – ceramic up to lintel level.

2.4.3	Ceiling – elongated steel strips, inset lighting elements.

2.4.4	Sanitary appliances.

2.5	Generator room

2.5.1	Floor – smoothed with “helicopter” (cyclical smoother).

2.5.2	Walls and ceiling plastered and painted with acrylic paint.

2.5.3	Fire-resistant door according to guidelines of safety advisor.

2.6	Commercial areas

2.6.1	Floor – Lowered concrete as preparation for flooring.

2.6.2	Windows – of baked or painted aluminum, transparent glass, thickness no less than 8 mm and according to the dimensions of the glass, all at level 1 of the International Specification (see also aluminum works – paragraph 5.2).

2.6.3	Doors which open outwards or to the main entrance lobby (one per wing) with pin hinges with floor hydraulic pump, at least 110 cm in width. Metal doors to corridor, elevator lobby (one per wing). Preparation for sign above window.

2.6.4	Toilets – water point and connection with sewage as preparation for toilets.

2.7	Office levels

2.7.1	Each floor will be planned in such a way as to enable it to be split into 2 separate units.

2.7.2	Lobby level

2.7.2.1	Granite tiling according to choice and design of architect.

2.7.2.2	Covering for walls – granite or fornir or formica, according to architect’s choice.

2.7.2.3	Ceiling – elongated steel strips or trays or plaster according to architect’s particulars with inset heating elements.

2.7.2.4	Floor closets for electricity, telecommunications, plumbing, hydrants, terminals, will be of wood covered with fornir or formica (or metal closets) according to architect’s design.

2.7.2.5	Glass aluminum doors (if approved by fire service).

2.7.3	Offices

2.7.3.1	Floor – smoothed concrete in preparation for carpet or glued stones.

2.7.3.2	Exterior walls – according to size of floor in places which have a screen wall of glass/aluminum, wall or beam, for protection against spreading of fire from floor to floor.

2.7.3.3	Hydrants – on each floor 2 fire extinguisher points in metal closet, including 2 inch hydrant with fast connection and hoses and any other equipment in the closet as required by the fire service and according to safety advisor’s plan.

2.7.4	Electrical appliances in offices

2.7.4.1	Each floor will be planned in such a way as to enable it to be split into 2 separate residential units.

2.7.4.2	Weak current system: systems for smoke-detection and alarm will be installed in the building, according to the specifications of the fire service. Place for electricity meter in the floor lobby.

2.8	Stairwell

2.8.1	Stairwell

2.8.1.1	Stairs and landing area – terrazzo. Basement floors – pored terrazzo, on upper floors prefab steps.

2.8.1.2	Walls – layer of Bager or Tambortex plaster or equivalent.

2.8.1.3	Ceilings – polyseed.

2.8.1.4	Signposts – floor numbers and signs according to fire service requirements.

2.8.1.5	Handrail – according to architect’s plans – of steel or aluminum.

2.8.1.6	Doors – fire resistance according to standard 1212 and according to fire service requirements.

2.9	Areas of roof of building

2.9.1	Sealing of roof – 2 layers of bitumen, on top of a layer of thermal insulation followed by 5 cm of gravel or equivalent.

2.9.2	Finishing of machine rooms

2.9.2.1	Floor – tiles 20 X 20.

2.9.2.2	Walls of plaster and SuperCril paint, ceiling – polyseed.

2.9.2.3	All of the external entrances – of aluminum or metalwork. Interior entrances – of metalwork.

2.9.2.4	All of the equipment in the machine rooms and on the roof above the office areas will receive acoustic separation pursuant to the instructions of the acoustic advisor.

2.10	Main entrance lobby

2.10.1	The lobby will be designed by the architect.

2.10.2	Covering of floors and walls – marble and/or granite and/or ceramic and/or fornir from wood or equivalent of height up to ceiling. Work to be carried out in accordance with architect’s plan.

2.10.3	Ceiling – according to architect’s design including lighting.

2.10.4	Information desk with control table according to architect’s design.

2.10.5	Objects made out of wood in the main lobby according to architect’s design.

2.10.6	Air conditioning.

2.11	Use loads

2.11.1	Upper basement – 1,000 kg/m² including tiling. In the parking basement – according to parking standard.

2.11.2	Offices – use load – 500 kg/m².

2.11.3	First floor – 750 kg/m².

3)	General Systems

3.1	Air conditioning system

3.1.1	Central air conditioning system via cylinders to floors of offices will be planned according to the following:

Summer – outside temperature 93F, inside 76F.

Winter – outside temperature 42F, inside 72F.

Inside temperature without relative humidity control

3.1.2	Air conditioning and cooling will be according to two pipe system.

Perpendicular pipe will be made with ducts only and dampers on floors A, B, C and D.

3.1.3	Ventilation of parking lots according to fire service specifications, but not less than 6 turnovers of air per hour.

3.1.4	Preparation (piping only) shall be constructed for central control panel which will be installed at the information desk or in the maintenance room of the building and will enable remote operation of the main machine rooms, central air fans (not Nachshon fan units) and ventilation fans. For each element in operation there shall be a green light on the control panel for proper operation and a red light to indicate a general fault with the activated element.

In the main machine room there will be manual/automatic switches for each engine. In addition, each panel will have a remote local switch.

3.2	Lifts

3.2.1	Passenger lifts will be installed pursuant to plans of lifts advisor.

3.2.2	Doors of lifts – open to the sides, centrally.

3.2.3	Design of cars – according to architect’s directions. Granite tiling, walls of mirror, wood or stainless steel.

3.2.4	All lifts to enable full control from outside of lift directly to first floor.

3.2.5	See-through floors inside the cars and on the ground floor.

3.2.6	Direction indicator during use on all floors with buzz at time lift is in transit + ring on each floor.

3.2.7	The lifts are to be operational from the lower parking lot floor to the upper offices floor.

3.2.8	Intercom in car and infrastructure for external telephone line.

3.2.9	In addition to the passenger lifts there will also be installed a passenger/load/stretcher lift to serve all of the floors of the building including the floors of the parking lot.

3.3	Sanitary plumbing

3.3.1	At scope of core and at additional points on every floor drains will be installed for Nachshon fan units.

3.3.2	Piping for water supply will be galvanized Sch 40 or plastic piping.

3.3.3	On the first floor 2 toilets for the disabled will be installed.

3.3.4	Fire hydrant system: water sprinkler system in all areas of the floors (the purchaser must adapt the exits to the interior design at his own expense). 2 inch hydrants on each floor with Shtorz connection, 20 m reel, two flexible 2 inch hoses, each 15 m. in length, and a multi-purpose hose, all according to the plan approved by the fire service.

3.4	Electricity and Telephones

3.4.1	The machinery will be executed according to standard, the electricity laws of the State of Israel and the specifications of the Electric Corporation, the Ministry of Telecommunications and the Energy Ministry.

3.4.2	Connection of electricity is included (save for electricity meter which is to be ordered by and at the expense of the client directly from the Electric Corporation).

3.4.3	The size of the public electricity connection to the building will be calculated by the electricity advisor of the building. The size of the joins for the office areas and the parking spaces will be calculated according to 3 X 2.5A for every 10 net sq. m.

3.4.4	The machinery will include all of the public panels.

3.4.5	In the public areas of the building there will be installed a fire/smoke detection area whose control will be located in the entrance lobby and will be controlled from the entrance desk according to the specifications of the fire service.

3.4.6	Telephones

Preparations for telephones according to Bezeq’s specifications, including communication boxes, and according to the specifications of the electricity and communications advisors for the building. On the floor lobby until the office wall ladders will be erected for conveyance of telephone lines.

3.4.7	Grounding

Primary grounding of main panel and all sub-panels.

Grounding of antenna and/or communication tower on roof, in the event one is installed.

Separate and direct grounding for all telephone boxes in the building.

Grounding of generator

Additional groundings pursuant to specifications of Electric Corporation.

3.4.8	Generator – an emergency generator will be installed in the building capable of powering the lift, all of the emergency lighting in the building situated in the required public areas, ventilation of the parking lots and basements, pumping station for sewage and drainage and water pumps room.

3.4.9	Sub-panels will have semi-automatic defences.

3.4.10	The lighting devices in the machinery room and in the public areas will be operated by switches for fixed operation and by buttons with delaying devices on the panel.

3.4.11	On all the panels there will be reserved space for 25% additional equipment. Preparation will be made (piping only) between the floor panels and the main panel or the information desk.

3.4.12	Preparation for the installation of an antenna mast with height of 12 m. (not including licensing) and piping to each floor.

3.4.13	Preparation will be made in the building for an intercom system (panel at entrance and piping to floor units and desk).

4) External Finishing of the Building

4.1	External cover

The external cover of the building will be of durable materials such as screen walls made of glass and aluminum, aluminum and granite coating, planed stone, marble, prefab walls with stone or marble cover according to architect’s design, including mixture of several shades, materials and a number of types of finish.

4.2	Windows and doors

4.2.1	On screen wall – the windows will be of aluminum with “Kip” upper hinge opening or other opening according to architect’s plan. Dray Kip windows (limited Kip opening) for other walls.

4.2.2	The glazing using reflective glass with shading coefficient, color of glass – according to architect’s choice.

4.2.3	The aluminum (including various entrances including interior entrances) will be of level 1 of the International Specification.

5) Development Works

Around the building development works will be performed, including the supply of irrigation and planting according to the architect’s plan.

All of the flooring of the upper parking lot (if any) will be of mixed stone or equivalent, according to the architect’s plan.

Outside lighting according to the architect’s plan.

[SIGNATURE AND STAMP]	[SIGNATURE AND STAMP]

BigBand Networks Ltd.	U. Dori Engineering Works Corp. Ltd.
Company Number 51-275107-4

U. DORI ENGINEERING WORKS CORP. LTD.

July 2007

Technical Specification – Building at 28 Ha’Barzel St. – Ramat Ha’Hayal – Tel-Aviv

A. Plumbing and Fire Services

1. Preparation for water meter in each floor closet.

2. Fully equipped fire service booths in accordance with the specifications of the fire authority.

Penetration with 2 inch pipe into the space of the Premises.

3. Sprinklers

LH offices

OH-1 parking lots

OH -2 First floor, -1

Each floor shall have stopper, flow control and connection to the control.

The system includes approval of the Standards Institute for planning and execution.

4. Garbage room includes water, tap and sewage point.

Sewage connection includes oil separator.

5. Preparation for air conditioning drainage according to plans.

6. On first floor, toilet cubicle for disabled persons, suspended sink with hidden toilet tank.

7. Primary systems – fire hydrant system includes pumps and water tanks connection to essential system.

Drainage system will include delivery lines connected to essential system.

8. Approval of the Standards Institute to the sprinkler system save for the interior divisions made by the Tenant.

Approval of the authorities to the water and sewage connections by the Landlord.

Disinfection of water tanks by an authorized sanitarian and according to the authorities’ specifications.

Supply of device manual.

9. On each office floor one group of services will be performed by and at the expense of the Landlord, according to the following specification:

- 20/20 or 30/30 tiling and covering of floor and ceramic walls up to the height of the ceiling.

- Metal trays ceiling with combined PL lighting element, florescent bodies above mirrors inside channel.

- Division with light walls or breeze block covered with ceramic.

- Monoblock toilet seats, Hamat or Madgal manufactured taps and faucets.

- Urinals in the mens’ toilets with automatic flush.

- Oval earthenware basins (Harsa or Shava products) with Caesar stone surface.

- 6 mm mirrors above marble surface.

- Walls of cubicles covered with formica and marching lintel.

Number of toilet cubicles according to the existing concrete plan and without creating any new openings.

B. Electricty and Speed Analysis System

1. Meter for each floor by Tenant.

2. Low current connection to Tenant.

3. Size of connection 3X3 ampere for every 10 sq. m.

4. Generator for the use of essential systems of the building. (Public only) – by the Landlord.

A place will be prepared for an additional 300 kilowatt generator.

Preparations for an additional generator and cable from the generator room to the chillers system by and at the expense of the Landlord according to the Tenant’s plans.

5. No backup is planned for the air conditioning system.

6. Fire detection system – control in main lobby will be adapted to integrating detection systems in the area of the Premises.

7. Alarm – control in the main lobby will be adapted to integrate the area of the Premises.

8. Lighting – electronic throttle valves in the public areas only.

9. Average lighting intensity in the public areas – 250 lox.

10. There is no power override system.

11. Grounding – lightning rod in panels.

12. Control of building – will be supplied by the Landlord. The system will include control in respect to: electricity panels, lighting in public areas, fire control taps above air conditioning system, temperature and water reserve control.

13. Current divider – will enable execution of load division between floors.

C. Air Conditioning

For each floor, including the commercial floor, a water pipe is planned with an output of 455 cooling tons.

Two coolers of 185 cooling tons and one of 85 cooling tons.

The water coolers will be of the Borgy type.

It will be possible to add chillers/increase chillers.

The cost of increasing/adding chillers as aforesaid is at the Tenant’s expense.

An additional water pipe will be executed by and at the expense of the Landlord for essential air conditioning.

The air conditioning system shall be adapted to receive generator backup.

Backup by motorized valves between the essential and the non-essential systems.

Each cooling unit will have adapted a separate spin pump. For every two pumps an additional spin pump will be installed for backup (for three chillers).

TA taps are not required. The water quantities worked with are variable and not fixed.

Clean air system with Nachshon cooling only.

Air conditioning units are for the floor levels only (not including basements).

Ventilated toilets according to standard.

Execution of devices for smoke removal from lobbies according to standard.

Preparation for kitchenettes on floor 2 X 500 circuits per minute [to suck out air].

There is no preparation for smoking areas.

There exist two air ducts for restaurants on the first floor.

Machinery room has lift without fan.

Ventilation of parking lots according to specifications of authorities.

Garbage room – cooled.

Fire control taps according to specifications of fire and safety services, including microswitch for indication of operational status.

[SIGNATURE AND STAMP]	[SIGNATURE AND STAMP]

BigBand Networks Ltd.	U. Dori Engineering Works Corp. Ltd.
Company Number 51-275107-4

D

BANK GUARANTEE

Bank:

Date:

F.A.O.

U. Dori Engineering Works Corp. Ltd., Company No. 52-00396600

Dear Sir/Madam,

Re: Guarantee No.

We hereby guarantee to you that we will discharge any amount up to the sum of NIS                          (                                                  New Israeli Shekels only) (hereinafter: the “Guaranteed Amount”), such sum to be linked to the Index as detailed below, to which you are entitled or are meant to be entitled from: BigBand Networks Ltd. (hereinafter: the “Debtor”) in respect to: the rental of offices on              HaBarzel Street, Tel-Aviv.

For the purposes of this Guarantee, the term “Index” means: “the Consumer Price Index, including fruit and vegetables, which is published by the Central Bureau for Statistics and Economic Research, including the said index even if it is published by any other governmental institution and also including any official index in its place, whether or not built on the same data on which the existing index is built.”

If it transpires from the most recent index published before the payment according to this Guarantee (hereinafter: the “New Index”) that the New Index has increased as against the index for the month of March 2007 published on April 15, 2007, viz.                          points (hereinafter: the “Basic Index”), then the Guaranteed Amount shall be calculated by increasing it by an identical rate to the rate by which the New Index is increased as against the Basic Index (hereinafter: the “Increased Guaranteed Amount”).

For the avoidance of doubt: if it transpires that the New Index is equal to or lower than the Basic Index, then no change shall occur in the Guaranteed Amount.

We will pay you, from time to time, in any event, within 14 days following the date on which your first demand is received in writing, any amount within the limit of the Increased Guaranteed Amount, without requiring you to substantiate your demand or to first demand payment from the Debtor, provided that the total amount payable by us according to all of your cumulative demands does not exceed the Increased Guaranteed Amount.

This Guarantee shall remain in force until                                          inclusive, and any demand which must be made in writing to the offices of the undersigned branch whose address is:                                                  , [shall be made] no later than by the said date, during the hours in which the undersigned branch is open to the public.

Any demand which reaches us after the said date will not be answered. It is hereby emphasized that a demand in writing as stated above, does not include a demand which reaches the bank by facsimile, telegram or any other electronic means, and it shall not be considered a “demand” pursuant to this Deed of Guarantee. If this Guarantee is issued in favor of two or more individuals, then any payment thereunder shall be made to all such individuals collectively.

This Guarantee shall not be capable of transfer or endorsement or mortgage, save to a recognized financial institution in Israel.

Yours sincerely,

Bank

[SIGNATURE & STAMP	[SIGNATURE & STAMP
U. Dori	BigBand Networks Ltd.
Engineering Works Corp. Ltd.]	Company No. 51-275107-4]

E

Beit Arazim

Insurance Appendix

1.	This Appendix constitutes an integral part of the sale agreement and/or rental agreement and/or management agreement as applicable, and its provisions annul and/or override any provision in the aforesaid agreements which deals with the subject of insurance.

2.	In respect to this Appendix and the authorizations appended thereto:

“Resident” means a tenant and/or purchaser and/or resident of the Building, as applicable.

“Landowners” means, with regard to this Appendix: U. Dori Engineering Works Corp. Ltd. and/or Orbi Ltd.

“Property” means the Premises or the object of sale, as applicable.

Without derogating from the Resident’s liability pursuant to any law and/or according to the provisions of an agreement, the Resident undertakes, before the entry date for performing compatibility works on to the Property and/or the introduction of any equipment on its behalf in respect to said works on the Property, to take out the insurances detailed in the appendix entitled “Confirmation of Existence of Resident’s Works Insurances on the Property,” which is marked with the letter “A,” and before the date of receiving possession of the Property and/or introducing any contents on to the Property (whichever is the earlier) and as a condition thereto, to take out and maintain at its own expense the Resident’s insurances detailed in the insurances confirmation attached to this Agreement as an integral part thereof and in the conditions stipulated therein which are attached hereto and marked with the letter “B,” with a duly authorized and reputable insurance company, for the entire duration of the term of this contract.

3.	The Resident affirms that it is aware that the provision of “Confirmation of Existence of Resident’s Works Insurances on the Property” forms a preliminary and suspensory condition for undertaking the Finishing Works, while the provision of the “Confirmation of Existence of Resident’s Insurances” forms a preliminary and suspensory condition for delivering the possession of the Premises and/or the introduction of any content on to the Premises, and the Company will be entitled to prevent the Resident from opening its business on the Premises and/or introducing contents as stated in the event that the said confirmation was not provided beforehand at the time specified above.

4.	For the avoidance of doubt it is hereby clarified that the non-provision of the insurance confirmations will not affect the Resident’s undertakings according to this agreement, including and without derogating from the generality of the foregoing, any payment obligations which applies to it, and the Resident undertakes to fulfill all of its obligations by contract even if it is prevented from performing works and/or receiving the possession of the Premises and/or introducing contents on to the Premises and/or opening its business on the Premises and/or undertaking works on the Premises, as a result of not presenting the confirmations in a timely manner.

5.	Notwithstanding the foregoing, the Tenant is entitled not to take out insurance in respect to consequential loss as detailed in paragraph 2 of the confirmation, in whole or in part, but the provisions of clause 13 below shall apply as if the insurance were taken out in full. It is agreed that the Tenant is entitled not to take out insurance against the glass breakages, as required in the aforesaid manner, however the provisions of clause 13 below shall apply in respect to any loss or damage on account of glass breakage as if it took out the insurance therefor.

6.	The limit of liability for third party insurance liability as detailed in paragraph 3 of the Confirmation of Existence of Resident’s Insurances, in the rental period, shall not be less than $2,000,000. The limit of liability for third party insurance liability as detailed in paragraph 2 of the Confirmation of Existence of Resident’s Works Insurances on the Property shall not be less than $1,000,000.

7.	The Resident undertakes to comply with the terms and conditions of the policies, to pay the insurance premiums in a full and timely manner. The Resident undertakes to renew the said insurances at the end of each insurance period and to maintain them so long as it or anyone on its behalf has the right to use and/or own the Property (none of which shall derogate from any other provision of the agreement in this regard).

8.	No later than 14 (fourteen) days prior to the end of the term of the insurances for the Premises, the Resident undertakes to deposit with the company said confirmation of taking out insurance in respect to extending their validity for a further year and likewise within 30 (thirty) days from the date of renewing the said insurance the Resident will deposit the signed insurances for the Premises. The Resident undertakes to re-deposit the confirmation of taking out the insurance, at the stipulated times, each insurance year, so long as this contract remains in force.

9.	The Resident undertakes to update the insurance amounts to ensure that they always reflect the full value of the Property and/or the income guaranteed by it.

10.	The Resident will furnish to the Landowners, 7 days at least before the earlier of the dates mentioned in clause 3 above, and as a condition to any use or activity by it in the Property, the confirmation, signed by its insurers. The Resident will furnish anew the confirmation of taking out the insurance, at the end of the insurance period, so long as it retains the right to use and/or maintain the Property as aforesaid.

11.	The Resident’s insurances shall include terms and conditions according to which said insurances are preliminary and precedent to insurances of the Landowners and/or of the Management Company and that the insurer waives any demand or claim in respect to subrogation towards the Landowners and/or the Management Company and likewise with regard to sharing the insurances of the Landowners and/or the Management Company, in respect to damage which is covered by the Resident’s insurances. Similarly, the Resident’s insurances shall include a condition according to which they shall not be limited or cancelled, without prior notification, at least 60 days in advance, to the Landowners and the Management Company.

12.	The Resident alone shall bear the payments of the premiums and the deductibles for the insurances detailed above.

13.	The Resident affirms that it will have no claim and/or demand and/or action against the Landowners and/or the Management Company and/or any of their agents, and similarly against tenants and/or residents and/or other rights holders in the areas of the Building, in respect to damage for which it is entitled to indemnification (or for which it would have been entitled to indemnification had it taken out the insurance as required according to the agreement or were it not for the deductible stipulated in the policy, the breach of the terms of the policy or underinsurance) according to the insurances taken out pursuant to paragraphs 1 and 2 of the approval, and similarly according to the insurance for the works to adapt the Property as detailed in Appendix “A” of the agreement, and it hereby discharges the Landowners and/or the Management Company and/or any of their agents, and/or tenants and/or residents and/or the other rights holders in the areas of the Building, from liability to such damage, provided that, in relation to tenants, residents and other rights holders in the Building, their sale and/or rental and/or management agreements or any other agreements which accords them rights in the Building, contain a comparable clause regarding discharge from liability in favour of the Resident. The foregoing provisions regarding discharge from liability do not apply in favor of a person who has caused damage willfully.

14.	Performance of the aforementioned insurances shall not limit nor derogate in any manner from the Resident’s undertakings and its liability according to the agreement and/or by law. The Resident waves in advance any claim and/or demand against the Landowners and/or the Management Corporation and/or their advisors in respect to taking out the insurances as required by it according to the agreement, including expressly in connection with their nature, their terms and the limits of liability required thereunder. For the avoidance of doubt it is hereby agreed that the limits of liability stipulated in the confirmation are the minimalist requirements to which the Resident is subject and the Resident must examine its exposure to liability and set the limits of liability accordingly.

15.	The Resident undertakes to indemnify the Landowners and/or the Management Corporation in respect to any damage which may be imposed on either of them on account of a breach of the terms of the insurances prepared by it.

16.	For the avoidance of doubt, the company’s right of control in relation to the insurance confirmations and its rights to examine them and to require modifications thereto, does not impose on the company and/or any of its agents any duty or any responsibility whatsoever in respect to the insurance confirmations and the policies as stated, their nature, their scope, or in respect to their absence, and does not derogate from any obligation whatsoever which is imposed on the Tenant according to this contract.

The Tenant undertakes to apply funds received from the insurance company according to the above-mentioned insurance solely for the sake of the immediate rectification of the damages forming the subject of the said insurance.

17.	The Landowners and/or are their replacements undertake to take out and to maintain, whether themselves or whether through the Management Company, the following insurances with a duly authorized and reputable insurance company:

17.1	Building insurance, including the structure of the property, together with all its appendages, including all of the systems and the appliances, at their full reinstatement value, against loss or damage on account of the risks conventional in expanded fire insurance including fire, smoke, lightning, explosion, earthquakes, riots, strikes, willful damage, storms, turbulence, flooding, liquid damages and fissions, injury by motor vehicles, injury by the aircraft and burglary.

17.2	Third-party liability insurance in respect to obligations of the Landowners and/or the Management Corporation pursuant to law on account of injury or damage caused to the body and/or property of any person and/or entity in the vicinity of the Building, with a limit of liability as is conventional from time to time. The insurance will be expanded to indemnify the Resident in respect to its lawful liability on account of an act and/or omission of the Landowners and/or the Management Company, above the existing insurance cover. The insurance shall be subject to a crossed liability clause according to which the insurance shall be regarded as if it was prepared separately for each of the units of the insured.

The Landowners and/or the Management Company on its behalf shall be entitled to take out any additional insurance in their discretion in connection with the structure and/or with the provision of the management services in the Building.

18.	Nothing in the preparation of the insurances by the Landowners and/or the Management Corporation shall be regarded as adding to the liability of either of them and/or detracting from the Resident’s liability according to this agreement and/or according to any law.

19.	The Landowners affirm that they will have no claim and/or demand and/or action against the Resident in respect to damage for which the Landowners and/or the Management Company and/or any of their agents are entitled to indemnification (or for which they would have been entitled to indemnification were it not for the deductible stipulated in the policy and/or the breach of the terms of the policy and/or underinsurance), according to the insurance taken out pursuant to clause 17.2 above, provided that the foregoing provisions regarding discharge from liability shall not apply in favor of a person who has caused damage willfully.

The Tenant undertakes not to perform and/or not to allow anyone else to perform any act and/or omission on the Premises and/or the Building which are liable to cause explosion and/or conflagration and/or which are liable to increase the insurance costs that apply to the Company in respect to the insurance of the Building.

Beit Arazim

To:

1.

(hereinafter: the “Landowners” or their replacements)

2.	The Management Company of Beit Arazim in Tel-Aviv

(hereinafter: the “Management Company”)

Re: Confirmation of Existence of Resident’s Insurances

We hereby confirm that we have prepared in the name of                          (hereinafter: the “Resident”) the insurances detailed below, in respect to a property situated at                                                   (hereinafter: the “Property”) for a period between                          and                         :

1.	Insurance of the contents of the Property, including equipment and stock which is ancillary to the property and situated outside thereof, and likewise any change, improvement and addition to the property which are made and/or which shall be made by the Resident and/or on his behalf, including at the time of their occurrence, according to their full value against loss or damage on account of the conventional risks with expanded fire insurance including fire, smoke, lightning, explosion, earthquakes, riots, strikes, willful damage, storms, turbulence, flooding, liquid damages and fissions, injury by motor vehicles, injury by aircraft, broken glass, robbery and burglary. The insurance includes an express clause according to which the insurer waives any right of subrogation towards the Landowners and/or the Management Company and/or their agents and also towards tenants and/or residents and/or other rights holders in the Building in whose insurances there appears a parallel clause regarding waiver of the right of subrogation towards the Resident, provided that the provisions regarding waiver of the right of subrogation do not apply in favor of any anyone who caused damage willfully.

2.	Insurance of consequential loss to the Resident (save for rental fees and/or management fees) on account of damage caused to the structure and/or the Property and/or even to its contents and/or to the access routes to the structure and/or to the Property in respect to the risks enumerated in paragraph 1 above (save for burglary), for an indemnity period of 12 months. The insurance as aforesaid includes a waiver on the right of subrogation towards the Landowners and/or the Management Company and/or their agents and also towards tenants and/or residents and/or other rights holders in the Building in whose insurances there appears a parallel clause regarding waiver of the right of subrogation towards the Resident, provided that the provisions regarding waiver of the right of subrogation do not apply in favor of any anyone who caused damage willfully.

3.	Third party liability which insures liability of the Resident against loss, injury or damage to person and/or to property of any person and/or entity, with a liability limit in the sum of $500,000 per event and cumulatively over the insurance period. This insurance shall not be subject to any limitation regarding liability that emanates from fire, explosion, shock, lifting devices, loading and unloading, defective sanitary appliances, liability in respect to and against contractors, subcontractors and their employees, poisoning, anything injurious in food or beverages, strike or lockout, and similarly subrogation actions on the part of the National Insurance Institute. The insurance is expanded to indemnify the Landowners and/or their replacements and/or the Management Company, in respect to their liability for acts and/or omissions of the Resident and/or his agents, subject to a crossed liability clause according to which the insurance will be regarded as if it were prepared separately for each of the units of the insured.

4.	Employer’s liability insurance in respect to liability of the Resident against those employed by him with a limit of liability in the sum of $1,500,000 per claimant and $5,000,000 per event and cumulatively for the insurance period. This insurance shall contain no limitation regarding working hours, contractors, subcontractors and their employees, baits and poisons, and none similarly regarding juvenile employment. The insurance is expanded to indemnify the Landowners and/or the Management Company, in the event that any of those employed by the Resident should be regarded as the employer.

5.	We hereby affirm that the foregoing insurances precede the insurances of the Landowners and/or of the Management Company and that we hereby waive our right of subrogation towards the Landowners and the Management Company and similarly any demand or claim in this regard and in respect to sharing the insurances of the Landowners and/or the Management Company, in respect to damage which is covered by the Resident’s insurances. Similarly, we affirm that the aforesaid insurances shall not be limited or cancelled during the insurance period, without prior notification, at least 60 days in advance, by registered mail, to the Landowners.

6.	We are aware that the Resident alone will bear the cost of the premiums and the deductible amounts in respect to the foregoing insurances.

7.	The “Landowners” means, in respect to this confirmation, U. Dori Engineering Works Corp. Ltd. and/or Orbi Ltd. and/or their transferees.

Yours sincerely,

Insurance Company Ltd.	Name and position of signatory	Date

[EACH PAGE OF DOCUMENT IS SIGNED AND STAMPED BY BigBand Networks Ltd., PCN 51-275107-4 AND U. Dori Engineering Works Corp. Ltd.]

Beit Arazim

To:

1.

(hereinafter: the “Landowners” or their replacements)

2.	The Management Company of Beit Arazim in Tel-Aviv

(hereinafter: the “Management Company”)

Re: Confirmation of Existence of Insurances for the Resident’s Works

We hereby confirm that we have prepared in the name of                          (hereinafter: the “Resident”) and contractors and subcontractors on his behalf and in the name of the Landowners or their replacements and the Management Company, “Contract Works” insurance for the Resident’s works on the Property situated in Beit Arazim in Tel-Aviv (hereinafter: the “Works”), which includes the insurance chapters detailed below, for a period between                          and                         :

1.	All risks insurance which insures against loss of damage to the Resident’s Works on the Property. The chapter as stated includes an express clause with regard to waiving the right of subrogation towards the Landowners and/or the Management Company and/or their agents and also towards residents and/or other rights holders in the Building, in whose insurances or in any other relevant agreement with them a parallel clause regarding a waiver on the right of subrogation towards the Resident, provided that the provisions regarding waiver of the right of subrogation shall not apply in favor of any person who has caused damage willfully. Similarly, this chapter includes an explicit expansion regarding coverage for adjoining property and property being worked on up to a limit of liability of $100,000 (one hundred thousand US dollars).

2.	Third party liability, with a limit of liability which shall be not less than $1,000,000 per event and cumulatively throughout the insurance period. The insurance includes “extended maintenance” coverage for a 12-month period commencing from the date on which the Tenant’s Works are completed. Property of the Landowners and of the Management Company and also property of residents shall be regarded as third party property for all intents and purposes beyond the coverage given according to the property chapter and in this regard no exception shall apply with regard to adjacent property and property being worked upon. Included in the coverage are the following: liability for bodily damage which emanates from the use of mechanical engineering equipment viz. a motorized car which is not subject to compulsory [motor] insurance, subrogation claims on the part of the National Insurance Institute, and similarly liability in respect to tremors and weakening of foundations up to the sum of $250,000. The chapter as mentioned is expanded to indemnify the Landowners and/or their replacements and/or the Management Company in respect to their liability for acts and/or omissions of the Resident and those acting on his behalf, subject to a crossed liability clause.

3.	Employer’s liability insurance which insures the liability of the Resident and/or contractors and/or subcontractors on his behalf towards those employed by them in the performance of the Works in respect to bodily damage or illness caused to them in the course of and as a result of their employment, with a limit of liability of $1,500,000 per claimant and $5,000,000 per event and cumulatively for the insurance period. The chapter as aforesaid is expanded to indemnify the Landowners and/or the Management Company, in the event that any of those employed by the Resident should be regarded as the employer.

4.	We hereby affirm that the insurances include terms and conditions according to which they are preliminary and precedent to insurances of the Landowners and/or of the Management Company and that we hereby waive any demand or claim in respect to subrogation towards the Landowners and/or the Management Company and likewise with regard to sharing their insurances in respect to damage which is covered. We undertake that the insurances shall not be limited or cancelled during the insurance period, without prior notification, at least 60 days in advance, by registered mail, to the Landowners.

5.	We are aware that the Resident alone will bear the cost of the premiums and the deductible amounts in respect to the foregoing insurances.

6.	The “Landowners” means, in respect to this confirmation, U. Dori Engineering Works Corp. Ltd. and/or Orbi Ltd. and/or their transferees.

Yours sincerely,

Insurance Company Ltd.	Name and position of signatory	Date

[EACH PAGE OF DOCUMENT IS SIGNED AND STAMPED BY BigBand Networks Ltd., PCN 51-275107-4 AND U. Dori Engineering Works Corp. Ltd.]

Uri Dori signed on behalf of the Landlord.

Amir signed on behalf of Bigband.